SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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STERIS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STERIS CORPORATION

5960 Heisley Road  ■  Mentor, Ohio 44060-1834  ■  USA

TO OUR SHAREHOLDERS:

The 2004 Annual Meeting of Shareholders of STERIS Corporation will be held at 9:00 a.m., Eastern Daylight Saving Time, on Wednesday, July 28, 2004, at the Renaissance Quail Hollow Resort, 11080 Concord-Hambden Road, Concord, Ohio, USA. At the Annual Meeting, shareholders will be asked to elect four directors for terms running through the 2006 Annual Meeting, to approve amendments to the Code of Regulations and to vote on a shareholder proposal. Management will also report on fiscal year 2004 results. We urge you to attend the meeting and to vote FOR the nominees for director listed in the Proxy Statement, FOR the adoption of the Amended and Restated Regulations of the Company and AGAINST the shareholder proposal.

The formal notice of the meeting and the Proxy Statement containing information relative to the meeting follow this letter. We urge you to read the Proxy Statement carefully.

Please sign and return the enclosed Proxy whether or not you plan to attend the meeting to assure your shares will be voted. If you do attend the meeting, and the Board of Directors hopes that you will, there will be an opportunity to revoke your Proxy and to vote in person if you prefer.

Sincerely,

LES C. VINNEY

President and

Chief Executive Officer

JERRY E. ROBERTSON, PH.D.

Chairman of the Board

June 23, 2004

STERIS CORPORATION

5960 Heisley Road  ■  Mentor, Ohio 44060-1834  ■  USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JULY 28, 2004

The Annual Meeting of Shareholders of STERIS Corporation will be held at 9:00 a.m., Eastern Daylight Saving Time, on Wednesday, July 28, 2004, at the Renaissance Quail Hollow Resort, 11080 Concord-Hambden Road, Concord, Ohio, USA, for the following purposes:

1.	To elect four directors to serve until the 2006 Annual Meeting;

2.	To approve amendments to the Company’s Code of Regulations to declassify the Board of Directors and increase the minimum and maximum number of directors of the Company that may be authorized from time to time;

3.	To approve certain other amendments to modernize the Company’s Code of Regulations;

4.	To consider a shareholder proposal; and

5.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on June 14, 2004, as the record date for determining shareholders entitled to notice and to vote at the meeting and any adjournments.

The Company’s integrated Annual Report to Shareholders and Form 10-K for the year ended March 31, 2004, is being mailed to shareholders with the Proxy Statement. The Proxy Statement accompanies this Notice.

By Order of the Board of Directors,

MARK D. MCGINLEY

Secretary

June 23, 2004

Please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to be present at the Annual Meeting. If you attend the Annual Meeting, you may revoke your Proxy and vote your shares in person.

Please Note: Attendance at the STERIS Corporation Annual Meeting is limited to STERIS shareholders, members of their immediate families, or their formally designated representatives. Shareholders will be required to register and present appropriate picture identification in order to be admitted to the meeting. STERIS reserves the right to limit items brought to the Annual Meeting, including, without limitation, cameras, recording equipment, electronic devices, packages, and other items, and to take other action for the proper, orderly, and efficient conduct of the meeting.

STERIS CORPORATION

5960 Heisley Road  ■  Mentor, Ohio 44060-1834  ■  USA

PROXY STATEMENT

Annual Meeting, July 28, 2004

General Information

This Proxy Statement was mailed on or about June 23, 2004, to the shareholders of
STERIS Corporation (“STERIS” or the “Company”) of record as of the close of business on June 14, 2004. This Proxy Statement is provided in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Daylight Saving Time, on Wednesday, July 28, 2004, at the Renaissance Quail Hollow Resort, 11080 Concord-Hambden Road, Concord, Ohio, USA. Pursuant to the Ohio General Corporation Law, a shareholder may revoke a writing appointing a Proxy by giving notice to the Company in writing or in open meeting, or by submitting a subsequent Proxy. The cost of soliciting the Proxies will be borne by the Company. In addition to solicitations by mail, the Company may solicit Proxies in person, by telephone, fax, or e-mail. STERIS has engaged a professional proxy solicitation firm, Georgeson Shareholder Communications, Inc. (“Georgeson”), to aid in the solicitation of Proxies. The Company will pay Georgeson a fee of approximately $10,000 for its services. The agreement with Georgeson provides that they will provide base shareholder meeting services including solicitation of ADP, brokers, banks and institutional holders and delivery of executed Proxies. Additional shareholder meeting services may be contracted for additional fees.

Voting Securities	As of the record date set by the Board of Directors (June 14, 2004), the Company had
68,992,257 Common Shares outstanding and entitled to vote at the 2004 Annual
Meeting, each of which is entitled to one vote. Under the Ohio General Corporation

Law, the shares may be voted cumulatively in the election of directors if (a) notice in writing is given by a shareholder of record to the President, a Vice President, or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that the shareholder desires the voting in the election to be cumulative and (b) an announcement of the giving of the notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, each shareholder will have the right to cumulate the shareholder’s votes and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or the shareholder may distribute the shareholder’s votes on the same principle among two or more nominees. In the event of cumulative voting, the persons named in the enclosed Proxy will vote the shares represented by valid Proxies on a cumulative basis for the election of the nominees listed on page 3, allocating the votes among the nominees in accordance with their discretion.

Common Shares represented by properly executed Proxies will be voted in accordance with the specifications made thereon. If no specification is made, Proxies will be voted FOR the election of the nominees named in this Proxy Statement, FOR approval of the amendments to the Code of Regulations and AGAINST the shareholder proposal. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting for purposes of determining a quorum. Director nominees receiving the greatest number of votes cast will be elected as directors provided a quorum is present at the meeting in person or by proxy. Accordingly, an abstention or a broker non-vote will have no effect with respect to the election of a director nominee. On any proposal requiring approval by a specified percentage of the Company’s Common Shares that are outstanding or that are present at the meeting, an abstention or a broker non-vote will have the same effect as a vote against approval of the proposal, as each abstention or broker non-vote will be one less vote for the proposal. An abstention or broker non-vote will have no effect on any proposal requiring only a majority of the votes cast as the abstention or broker non-vote will not be counted in determining the number of votes cast.

Purposes of Annual Meeting

The Annual Meeting has been called for the purposes of (1) electing four directors to serve until the Company’s 2006 Annual Meeting of Shareholders, (2) approving amendments to the Company’s Code of Regulations to declassify the Board of Directors and increase the minimum and maximum number of directors that may be authorized from time to time, (3) approving certain other amendments to modernize the Company’s Code of Regulations, (4) considering the shareholder proposal described on pages 7 and 8 of this proxy statement and (5) transacting such other business as may properly come before the meeting.

The persons named in the enclosed Proxy have been selected by the Board of Directors and will vote shares represented by valid Proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote to elect as directors the four nominees listed on page 3, to approve the amendments to the Code of Regulations and to vote against the shareholder proposal.

Election of Directors	STERIS’s Board of Directors is divided into two classes-Classes I and II-the members of which serve staggered two-year terms. Class I has five directors and Class II has four directors.

•	PROPOSAL 1: Elect Kevin M. McMullen, Jerry E. Robertson, John P. Wareham, and Loyal W. Wilson as Class II directors for terms expiring at the 2006 Annual Meeting of Shareholders.

Messrs. McMullen, Robertson, Wareham, and Wilson were last elected as directors by the shareholders at the 2002 Annual Meeting for terms expiring at the 2004 Annual Meeting. Each of Messrs. McMullen, Robertson, Wareham, and Wilson has been nominated for reelection as a director of the Company for a term to expire at the 2006 Annual Meeting.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event, however, of the death or unavailability of any nominee or nominees, a Proxy with a vote for such nominee or nominees will be voted for such other person or persons as the Board of Directors may recommend unless the Board of Directors, in response to the death or unavailability, chooses to reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF MESSRS. McMULLEN, ROBERTSON, WAREHAM AND WILSON.

Board of Directors	As to nominees for terms expiring in 2006 and as to directors whose terms of office will continue until the Annual Meeting in 2005, the following provides their age, the year in which each became a director of the Company, their principal occupation and employment, and their directorships in companies having securities registered pursuant to the Securities Exchange Act of 1934, as amended.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL

MEETING IN 2006 (Class II Directors)

Kevin M. McMullen, age 43, director since July 2000. Mr. McMullen is Chairman of the Board, Chief Executive Officer, and President of OMNOVA Solutions Inc., a major innovator of decorative and functional surfaces, emulsion polymers, and specialty chemicals. Mr. McMullen was Vice President of GenCorp Inc., a technology-based manufacturer with leading positions in the aerospace and defense, polymer products, and automotive industries, and President of GenCorp’s Decorative & Building Products business unit from September 1996 until GenCorp’s spin-off of OMNOVA in October 1999. Mr. McMullen was Vice President of OMNOVA and President of its Decorative & Building Products unit from September 1999 until January 2000, was President and Chief Operating Officer of OMNOVA from January to December 2000, became Chief Executive Officer and President of OMNOVA in December 2000, and became Chairman of the Board of OMNOVA in February 2001. Before joining GenCorp, Mr. McMullen held the position of General Manager of the Commercial & Industrial Lighting business of General Electric Corporation, a diversified services, technology, and manufacturing company, from 1993 to 1996.

Jerry E. Robertson, age 71, director since August 1994. Dr. Robertson was appointed Chairman of the Board of Directors in July 2000. Dr. Robertson retired in March 1994 from 3M Company, a diversified technology company with leading positions in health care, safety, electronics, telecommunications, industrial, consumer and office, and other markets, where he most recently served (since 1986) as Executive Vice President, Life Sciences Sector and Corporate Services, and as a member of the Board of Directors. Dr. Robertson is a director of Choice Hotels International.

John P. Wareham, age 62, director since November 2000. Mr. Wareham is Chairman of the Board, President, and Chief Executive Officer of Beckman Coulter, Inc., a leading provider of laboratory systems and complementary products used in biomedical analysis. Mr. Wareham became CEO of Beckman Coulter in September 1998 and was named Chairman in February 1999. Prior to these appointments, Mr. Wareham served as President and Chief Operating Officer, a position he assumed in 1993. Mr. Wareham is a director of Wilson Greatbatch Technologies, Inc.

Loyal W. Wilson, age 56, director since 1987. Mr. Wilson has been a Managing Director of Primus Venture Partners, Inc., a private equity investment and management firm, since 1993. He has been a Managing Partner of Primus Venture Partners, L.P. since 1983. Mr. Wilson is a director of Corinthian Colleges, Inc. and Marlin Business Services Corp.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE

AT THE ANNUAL MEETING IN 2005 (Class I Directors)

Stephen R. Hardis, age 68, director since September 2000. Mr. Hardis is Chairman of Axcelis Technologies, Inc., a semiconductor equipment business which was spun-off in an initial public offering from Eaton Corporation, a global manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial, aerospace, and semiconductor markets. Prior to his appointment at Axcelis Technologies in 2000, Mr. Hardis served as Eaton Corporation’s Chairman and Chief Executive Officer from January 1, 1996 until his retirement on July 31, 2000. Mr. Hardis is a director of American Greetings Corporation, Lexmark International Corporation, Marsh & McLennan Companies, Nordson Corporation, Apogent Technologies Inc. (formerly known as Sybron International Corporation), and Progressive Corporation.

Jacqueline B. Kosecoff, age 55, director since October 2003. Dr. Kosecoff is Executive Vice President, Pharmaceutical Services, Pacificare Health Systems, Inc., one of the nation’s largest consumer health organizations. From 1998 to July 2002, Dr. Kosecoff was President and Founder of Protocare, Inc., a firm involved in the development and testing of drugs, devices, biopharmaceutical and nutritional products, and consulting and analytic services. Dr. Kosecoff is a director of ALARIS Medical Systems, Inc.

Raymond A. Lancaster, age 58, director since 1988. Mr. Lancaster is Managing Director of South Franklin Street Partners (formerly known as Candlewood Partners, LLC), an investment banking firm specializing in ESOPs and restructurings. From January 1995 to December 2000, Mr. Lancaster held the position of Managing Partner of Kirtland Capital Partners II L.P., a middle market leveraged buyout partnership.

J. B. Richey, age 67, director since 1987. Mr. Richey has been Senior Vice President of Invacare Corporation, a provider of home healthcare medical equipment, since 1984. Mr. Richey is a director of Invacare Corporation.

Les C. Vinney, age 55, director since March 2000. Mr. Vinney is currently President and Chief Executive Officer of STERIS. Mr. Vinney joined STERIS in August 1999 as Senior Vice President and Chief Financial Officer, became Senior Vice President Finance and Operations in October 1999, became President and Chief Operating Officer in March 2000, and became President and Chief Executive Officer in July 2000. Immediately before his employment with STERIS, Mr. Vinney served as Senior Vice President and Chief Financial Officer of The BF Goodrich Company, a manufacturer of advanced aerospace systems, performance materials, and engineered industrial products. During his eight year career with BF Goodrich, Mr. Vinney held a variety of senior operating and financial management positions, including Vice President and Treasurer, President and CEO of the former Tremco subsidiary, and Senior Vice President, Finance and Administration of BF Goodrich Specialty Chemicals. Mr. Vinney is a director of Campbell Soup Company.

Amendments to the Company’s Code of Regulations	The Board of Directors has approved, subject to the approval of STERIS’s shareholders, the adoption of new Amended and Restated Code of Regulations for the Company, to
incorporate certain amendments to the Company’s current Code of Regulations (the
“Existing Code of Regulations”). The proposed amendments to the Company’s Existing
Code of Regulations are separated below into Proposals 2 and 3 to allow shareholders to focus on each significant change. However, adoption of the amendments proposed by each of Proposals 2 and 3 is conditioned on approval of both of those Proposals. If the shareholders fail to approve either of Proposal 2 or Proposal 3, none of the amendments contemplated by either Proposal will be adopted, even if the shareholders do approve the other Proposal. If the shareholders approve both Proposal 2 and Proposal 3, the Amended and Restated Code of Regulations for the Company will be adopted in the form attached to this proxy statement as Appendix A. Therefore, Proposals 2 and 3 should be considered together. The Proposals regarding changes to the Existing Code of Regulations are as follows:

•	PROPOSAL 2: Declassify the Board of Directors of the Company and change the minimum and maximum number of directors that may be authorized from time to time to a minimum of seven and a maximum of twelve directors.

•	PROPOSAL 3: Modernize the Existing Code of Regulations in light of recent changes to the Ohio General Corporation Law.

The following general description of the proposed amendments and the effect of the Proposals on the Existing Code of Regulations is qualified in its entirety by reference to the form of the Proposed Amended and Restated Code of Regulations attached to this proxy statement as Appendix A.

Under the Ohio General Corporation Law and the Existing Code of Regulations, adoption of Proposals 2 and 3 will require the affirmative vote of holders of shares entitling them to exercise a majority of the voting power on those proposals as well as the affirmative vote of the holders of a majority of the disinterested shares voted on the proposals.

PROPOSAL 2: Declassify the Board of Directors of the Company and change the minimum and maximum number of directors that may be authorized from time to time to a minimum of seven and a maximum of twelve directors.

The Existing Code of Regulations divides the Board of Directors into two classes serving staggered two-year terms with approximately one-half of the members of the Board of Directors elected at each annual meeting of shareholders.

Although many corporations maintain classified boards of directors to enhance continuity, classified boards of directors are opposed for a variety of reasons by some shareholder groups. A shareholder proposal seeking declassification of the Board of Directors was presented to the shareholders of the Company at the 2003 Annual Meeting of Shareholders.

After extensive consideration of the issue, the Board of Directors has unanimously determined to recommend that the shareholders approve amendments to the Existing Code of Regulations to declassify the Board of Directors and to simultaneously increase the minimum and maximum number of directors that may be authorized from time to time. If the shareholders approve Proposals 2 and 3, directors will be elected for one-year terms beginning with the election of directors at the 2005 Annual Meeting of Shareholders. The proposed amendments will not affect the two-year terms to which a director was or is elected at either the 2003 or 2004 Annual Meeting of Shareholders.

The Existing Code of Regulations provides that the size of the Board of Directors will be no fewer than six and no more than nine directors. If Proposals 2 and 3 are approved, the Existing Code of Regulations will be amended to provide that the Board’s size will be no fewer than seven and no more than twelve directors.

Since the adoption of the Existing Code of Regulations, the Company has significantly increased its revenues, expanded geographically, and diversified its operations. As a result of this growth and the recent additional regulatory requirements pertaining to corporate governance, the Board of Directors believes that it is in the best interest of the Company to increase both the minimum and maximum number of directors that may comprise the Board of Directors at any time. This change is designed to respond to the Company’s growth and to give greater flexibility to respond to opportunities to add qualified individuals whose skills and expertise will benefit the Company and the conduct and operations of the Board.

Adoption of Proposal 2 will require the affirmative vote of holders of shares entitling them to exercise a majority of the voting power on the Proposal as well as the affirmative vote of the holders of a majority of the disinterested shares voted on the Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

PROPOSAL 3: Modernize the Existing Code of Regulations in light of recent changes to the Ohio General Corporation Law.

The Board of Directors unanimously recommends that the shareholders approve certain additional amendments to the Existing Code of Regulations to take advantage of recent changes to Ohio corporation law, particularly those changes that allow increased use of electronic means of communication. These changes include:

•	Allowing the Board of Directors to determine that the annual meeting of shareholders and special meetings of shareholders (including any adjourned meetings) will not be held at any physical place, but instead may be held by means of communications equipment (for example, over the internet). The Existing Code of Regulations contemplates that meetings of shareholders will occur at a specified “place”.

•	Permitting notice of shareholder meetings by means of communications other than mail (for example, electronic mail). The Existing Code of Regulations provides that notices of meetings will be given by personal delivery or mail only. The proposed amendments do not require, and will not mandate that, shareholders receive notices by e-mail or other electronic means; rather, as required by Ohio law, such alternative means of communication may be used only if authorized in advance by the individual shareholder. If and to the extent shareholders authorize these optional methods of delivery of notices, the Company will be able to better respond to the needs and desires of its shareholders, to provide notices of shareholders meetings to shareholders more quickly, and to take advantage of cost-savings that may result from the use of e-mail or other communications media instead of paper delivery.

•	Revising the quorum requirements for meetings of shareholders to provide that shareholders who participate in a meeting by use of communications equipment will be treated as present at the meeting for purposes of determining the existence of a quorum. In determining whether a quorum exists, the Existing Code of Regulations does not recognize shareholder attendance at meetings through the use of electronic communications equipment (for example, internet webcast, etc.).

•	Permitting shareholders to appoint a proxy using any form of modern verifiable communications (for example, electronic mail or telephonic transmission). The Existing Code of Regulations contemplates that proxies will be appointed by a “writing”.

•	Allowing participation in meetings of the Board of Directors of the Company and of any committee of the Board of Directors of the Company through the use of any communications equipment. The Existing Code of Regulations does not allow for regular meetings of the Board of Directors to occur through the use of electronic communications equipment.

•	Allowing notice of special meetings of the members of the Board of Directors of the Company to be given by personal notice, mail, telegram, telephone, cablegram, overnight delivery service, electronic mail or similar medium of communication. The Existing Code of Regulations provides that notice must be given by personal delivery, mail, telegram or cablegram.

•	Clarifying the forms of communication by which directors may act without a meeting (for example, telegram, cablegram, electronic mail). The Existing Code of Regulations provides that action of the Board of Directors without a meeting must be authorized in a writing or writings.

•	Allowing committees of the Board of Directors of the Company to consist of fewer than three members. This change is designed to provide greater flexibility to the Board of Directors when appointing committees and reflects the amendment (since the time the Existing Code of Regulations was adopted) of the Ohio General Corporation Law eliminating the requirement that all committees consist of not less than three members.

•	Allowing the Board of Directors to set the annual meeting of shareholders in a month other than July to provide for added flexibility. The Existing Code of Regulations contemplates that the annual meeting will be held on the second Tuesday of the fourth month following the end of each fiscal year of the Company or on such other day of the fourth month following the end of each fiscal year as may be designated by the Board of Directors, the Chairman of the Board, or the President. This change is designed to give the Board of Directors flexibility, consistent with the Ohio General Corporate Law, in setting the date for the annual meeting.

•	Making minor non-substantive changes to the existing Code of Regulations. These changes would correct typographical errors, eliminate masculine pronouns and conform the use of certain words and phrases with the words and phrases used elsewhere in the Proposed Code of Regulations.

Adoption of Proposal 3 will require the affirmative vote of holders of shares entitling them to exercise a majority of the voting power on the Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL 3.

PROPOSAL 4: Shareholder Proposal

Certain stockholders have given notice that the following proposal will be presented at the Annual Meeting:

“WHEREAS, in 2002, Congress, the SEC and the stock exchanges, recognizing the urgent need to restore public trust and confidence in the capital markets, acted to strengthen accounting regulations, to improve corporate financial disclosure, independent oversight of auditors, and the independence and effectiveness of corporate boards; and

WHEREAS, we believe these reforms, albeit significant steps in the right direction, have not adequately addressed shareholder rights and the accountability of directors of corporate boards to the shareholders who elect them; and

WHEREAS, we believe the reforms have not addressed a major concern of institutional investors—the continuing failure of numerous boards of directors to adopt shareholder proposals on important corporate governance reforms despite the proposals being supported by increasingly large majorities of the totals of shareholder votes cast for and against proposals;

NOW, THEREFORE, BE IT RESOLVED: That the shareholders request of the Board of Directors to adopt a policy establishing an engagement process with the proponents of shareholder proposals that are supported by a majority of the votes cast, excluding abstentions and broker non-votes, at any annual meeting.

In adopting such policy, the Board of Directors should consider including the following steps:

•	Within four months after the annual meeting, an independent board committee should schedule a meeting (which may be held telephonically) with the proponent of the proposal, to obtain any additional information to provide to the Board of Directors for its reconsideration of the proposal. The meeting with the proponent should be coordinated with the timing of a regularly scheduled board meeting.

•	Following the meeting with the proponent, the independent board committee should present the proposal with the committee’s recommendation, and information relevant to the proposal, to the full Board of Directors, for action consistent with the company’s charter and by-laws, which should necessarily include a consideration of the interest of the shareholders.”

DIRECTORS’ RECOMMENDATION

The Board of Directors unanimously recommends a vote AGAINST the adoption of this proposal for the following reasons:

The Board of Directors believes that this proposal is unnecessary because:

•	The Board of Directors has, in fact, already adopted a similar policy that establishes a process for the evaluation of ALL shareholder proposals; and

•	The fact that the Board of Directors has proposed the recommendation of the shareholders made at the 2003 Annual Meeting to declassify the election of the Board of Directors (see Proposal 2, above) illustrates that its existing policy operates effectively.

It has historically been the Board’s practice to discuss during its regularly scheduled meetings any and all shareholder proposals that are made, whether or not passed by a majority of the shareholders. Consistent with this practice, following the 2003 Annual Meeting at which a majority of the shareholder votes cast supported a shareholder proposal requesting declassification of the Board of Directors, the Board regularly assessed the declassification proposal and contemplated appropriate measures. After a thorough evaluation, the Board of Directors decided to recommend amendments to the Company’s Existing Code of Regulations that would provide for declassification of the Board, as evidenced by Proposal 2 discussed above in this proxy statement. The action taken by the Company to propose amendments to the Existing Code of Regulations was taken without the necessity of direct communication between the Board of Directors and the proponent of the shareholder proposal.

In 2004, the Board of Directors amended the charter of the Company’s Compensation and Corporate Governance Committee to formally adopt a set of procedures relating to the Board’s evaluation of shareholder proposals. The Board decided to charge the Compensation and Corporate Governance Committee with responsibility for the initial evaluation of shareholder proposals to ensure that the process would be conducted under the purview of independent directors. The full text of the amendment to the Compensation and Corporate Governance Committee’s charter reads as follows:

“In response to matters submitted by shareholders for consideration at special or annual meetings of shareholders, the Committee shall designate one or more members of management of the Company to review properly submitted proposals and to obtain all necessary information to allow management designees to present the shareholder proposal to the Committee for further consideration. Upon submission of the shareholder proposal to the Committee, the Committee will evaluate and make recommendations, as appropriate, to the Board of Directors, with respect to such proposals. This evaluation by the Committee may include, without limitation, consideration of (a) the appropriateness of the proposal, (b) applicable requirements of the Articles of Incorporation and Regulations, as amended from time to time, (c) legal requirements, including requirements under applicable state corporate law, (d) whether the shareholder proposal has been submitted to shareholders for a vote, and if so, the vote received for and against such proposal, (e) the best interest of all shareholders of the Company, (f) the impact that implementation of such proposal would have on the overall operations of the Company, (g) whether the proposal would result in appropriately accomplishing the goals and objectives described in such proposal, and (h) any other considerations that the Committee may deem appropriate. The process of evaluation may include communication directly with the shareholder proponent by the Committee or the management designees, as the Committee may deem appropriate.”

The Board of Directors believes that it has already adequately addressed and implemented the purpose of the proposal—to adopt a policy regarding thoughtful consideration by the Board of shareholder proposals. The Board’s existing policy is broader than requested by the recommending shareholders because the Board believes that all shareholder proposals that are properly submitted should be thoughtfully considered.

Furthermore, the process adopted by the Board adequately addresses the concerns expressed in the shareholder proposal by, among other things:

•	Setting forth the process for a committee of the Board of Directors comprised entirely of independent directors to consider shareholder proposals;

•	Describing factors that the Committee may consider in its evaluation of each shareholder proposal, including whether the proposal has been submitted to shareholders for a vote and the vote received for and against such proposal; and

•	Providing that each shareholder proposal will be reviewed by one or more management designees selected by the Committee and presented to the Committee for its evaluation.

Although the Board’s existing process does not mandate direct contact between the Board and the proponent of a shareholder proposal, it does recognize that the Compensation and Corporate Governance Committee may deem such communication (either by the Committee or the management designee) appropriate. The Board of Directors does not believe in a “one size fits all” approach to evaluating various shareholder proposals and believes that a flexible policy, as provided for in the Compensation and Corporate Governance Committee’s amended charter, will better serve the interests of the Company and its shareholders.

Upon oral or written request of the Company at STERIS Corporation, 5960 Heisley Road, Mentor, Ohio 44060-1834, Attention: Secretary, the Company will promptly furnish you the name, address and the number of securities of the Company held by each shareholder that submitted the above proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ADOPTION OF PROPOSAL 4.

UNLESS OTHERWISE SPECIFIED, THE PROXY HOLDERS WILL VOTE FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.

The Company has no knowledge of any other matters to be presented for vote to the shareholders at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

Ownership of Voting Securities	The following table sets forth information furnished to the Company with respect to the beneficial ownership of the Company’s Common Shares by each director, director nominee, and executive officer named in the Summary Compensation Table below, and by all directors, director nominees, and executive officers as a group, each as of May 31,

2004. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

Name	Number of Shares Beneficially Owned	Percent of Class
Les C. Vinney(1)	525,200	*
Laurie Brlas(2)	71,250	*
Peter A. Burke(3)	38,000	*
Gerard J. Reis(4)	115,400	*
Charles L. Immel(5)	129,250	*
Stephen R. Hardis(6)	52,992	*
Jacqueline B. Kosecoff(7)	10,499	*
Raymond A. Lancaster(8)	92,486	*
Kevin M. McMullen(6)	45,224	*
J. B. Richey(9)	202,097	*
Jerry E. Robertson(10)	177,886	*
John P. Wareham(6)	42,664	*
Loyal W. Wilson(11)	124,992	*
All directors, director nominees and executive officers as a group (19 persons)(12)	1,788,834	2.5%

*	Less than one percent.
(1)	Includes 435,000 Common Shares subject to options that are exercisable within 60 days.
(2)	Includes 66,250 Common Shares subject to options that are exercisable within 60 days.
(3)	Includes 33,000 Common Shares subject to options that are exercisable within 60 days.
(4)	Includes 115,000 Common Shares subject to options that are exercisable within 60 days.
(5)	Includes 104,250 Common Shares subject to options that are exercisable within 60 days.
(6)	Includes 40,000 Common Shares subject to options that are exercisable within 60 days.
(7)	Includes 10,000 Common Shares subject to options that are exercisable within 60 days.
(8)	Includes 80,000 Common Shares subject to options that are exercisable within 60 days, 800 Common Shares held by Mr. Lancaster as custodian for his minor children, and 2,000 Common Shares as to which Mr. Lancaster’s wife has sole voting and dispositive power.
(9)	Includes 90,000 Common Shares subject to options that are exercisable within 60 days.
(10)	Includes 109,000 Common Shares subject to options that are exercisable within 60 days, 20,000 Common Shares held by the J. J. Robertson Limited Partnership in which Dr. Robertson and his wife are general partners, and 41,000 Common Shares held by the Jerry E. Robertson Living Trust of which Dr. Robertson is the trustee.
(11)	Includes 100,000 Common Shares subject to options that are exercisable within 60 days.
(12)	Includes 1,404,699 Common Shares subject to options that are exercisable within 60 days.

The following table shows certain information with respect to all persons known by STERIS to beneficially own more than five percent of the Company’s outstanding Common Shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Mac-Per-Wolf Company	4,998,690	(1)	7.2%
310 S. Michigan Ave., Suite 2600, Chicago, IL 60604
FMR Corp.	3,978,568	(2)	5.7%
82 Devonshire Street, Boston, MA 02109

(1)	As of January 30, 2004, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, Mac-Per-Wolf Company, 310 S. Michigan Ave., Suite 2600, Chicago, IL 60604, has sole voting and dispositive power with respect to all of these shares
(2)	As of February 16, 2004, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, FMR Corp., a parent holding company, has sole voting power with respect to 1,910,468 and sole dispositive power with respect to all of these shares. The filing states that FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management & Research Company agreed and consented “to a joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the Common Stock of STERIS Corporation as of December 31, 2003.” The filing further states under Item 6. of the filing that “Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of STERIS Corporation. No one person’s interest in the Common Stock of STERIS Corporation is more than five percent of the total outstanding Common Stock.”

Section 16(a) Beneficial Ownership Reporting Compliance

Based on Company records and information, the Company believes that all Securities and Exchange Commission (“SEC”) filing requirements applicable to directors,

executive officers, and greater than 10% shareholders under Section 16(a) of the

Securities Exchange Act of 1934, as amended, for the fiscal year ended March 31, 2004,

were complied with.

Corporate Governance Generally

The Company’s business is managed by its employees under the direction and oversight of the Board of Directors. Except for Mr. Vinney, none of the Board members is an employee of the Company. The Board limits membership of the Audit and Financial

Policy Committee and Compensation and Corporate Governance Committee to

independent non-management Directors.

The Board of Directors has established Governance Guidelines which, along with the charters of the Board Committees, the Company’s Code of Business Conduct for Employees and the Director Code of Ethics, provide the framework for the governance of the Company. The Board of Directors has charged the Compensation and Corporate Governance Committee with promoting best practices and helping the Company to remain in the forefront of good corporate governance. The Compensation and Corporate Governance Committee is responsible for periodically reviewing the Company’s written governance principles and practices and for making recommendations to the Board of Directors in connection with the Company’s governance principles and practices.

Complete copies of the Company’s Governance Guidelines, the charters of the Board Committees, the Code of Business Conduct for Employees, and the Director Code of Ethics may be found on the Company’s Investor Relations website at www.steris.com. The charters of the Board Committees are also attached as Appendices to this proxy statement. Copies of these materials are also available without charge upon written request to the Secretary of the Company.

The Board believes that independent directors must comprise a substantial majority of the Board. It is the sense of the Board that at least two-thirds of the Board should be independent. An independent director is one who meets the definition of independence as defined by NYSE listing requirements and rules of the SEC. The Board will affirmatively make and disclose, as required, its determination that each Board member who it has identified as independent has no material relationship, directly or indirectly, with the Company. A director will not be considered independent if he or she has a material relationship with the Company.

Generally the Board will not consider a director to be independent if, within the last three years, any of the following apply:

1.	the director or an immediate family member was an employee or officer of the Company,

2.	the director or an immediate family member received any consulting, advisory, or other compensatory fees from the Company (other than director and committee fees or other forms of deferred compensation for prior services),

3.	the director or an immediate family member was affiliated with or employed by the Company’s present or former internal or external auditor, or

4.	an executive officer of the Company serves on the compensation committee of another company that employs the director in any capacity or that employs an immediate family member of the director as an executive officer.

In addition, the Board will not consider a director to be independent if the director was an executive officer or employee, or an immediate family member was an executive officer, of a company that made payments to, or received payments from, the Company which, in any single year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues. Conversely, if a STERIS director is a partner, officer, or otherwise affiliated with another entity that has a business relationship with STERIS, that business relationship will not be considered to be a material relationship that would impair the director’s independence if the payments to, or from, STERIS in any STERIS fiscal year (whether for goods or services, as fees, or otherwise) does not exceed the greater of $1 million or 2% of the other entity’s consolidated gross revenue for its most recently completed fiscal year.

A relationship will be considered material if a Company director is an executive officer of a charitable organization and the Company’s annual charitable contributions to the organization (exclusive of gift-match payments) exceed the greater of $1 million or 2% of the organization’s total annual revenues.

Based upon the foregoing criteria, the Board of Directors has determined that the following directors are independent: Stephen R. Hardis, Jacqueline B. Kosecoff, Raymond A. Lancaster, Kevin M. McMullen, J. B. Richey, Jerry E. Robertson, John P. Wareham, and Loyal A. Wilson.

The remainder of this Section highlights select provisions contained in the Company’s Governance Guidelines.

The independent directors of the Board will meet separately as a group at least every other regularly scheduled Board meeting. The Chairman (if independent) or Lead Director (if the Chairman is not independent) will assume the chair of the meetings of independent directors and assume such further tasks as set forth in the Governance Guidelines and as the independent directors may determine from time to time.

Each member of the Board has complete and open access to the Company’s management. Board members are expected to use their judgment so as to not distract the Company’s management from the day-to-day operation of the Company. The Board and each committee have the authority to obtain advice, reports or opinions from internal and external counsel and expert advisors and have the power to hire independent legal, finance and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of the Company in advance.

The Board also has imposed upon itself a requirement to conduct an annual self-evaluation to assess the effectiveness of the Board and its committees. The Chairman (or Lead Director, if the Chairman is not independent) will coordinate the Board self-evaluation and the results thereof will be discussed with the full Board. The purpose of these self-evaluations is to increase the effectiveness of the Board and each committee, as well as their individual members. Changes in Board compensation, if any, are to be evaluated and recommended by the Compensation and Corporate Governance Committee, but with the concurrence of the full Board.

All new directors will be provided an orientation to acquaint them with the Company’s business, strategies, long-range plans, financial statements, the Governance Guidelines, and the Director Code of Ethics. The orientation may also introduce new directors to the Company’s senior management, its internal auditor, and its independent auditor. In addition, from time to time, directors will receive information and updates on legal and regulatory changes that affect the Company, its employees and the operation of the Board. The Compensation and Corporate Governance Committee will from time to time make other recommendations regarding further educational opportunities for directors.

In order to effectively oversee the management of the Company, all directors are expected to attend Board meetings and meetings of Committees of which they are members. In discharging this oversight obligation, directors may reasonably rely on the integrity of the Company’s management and independent auditor. Directors who attend less than seventy-five percent (75%) of Board meetings and meetings of Committees of which they are members for two (2) consecutive years will be subject to assessment by the Board to determine continued eligibility for directorship.

The Board of Directors encourages all its members to attend the Annual Meeting of Shareholders. In July 2003, all eight directors and director nominees were present at the Company’s Annual Meeting of Shareholders.

Board Meetings And Committees

The Company’s Board of Directors met six times during the fiscal year ended March 31,

2004. The Board of Directors has established three standing committees of the Board—

an Audit and Financial Policy Committee, a Compensation and Corporate Governance

Committee, and a Compliance Committee. The charters for each of these committees is attached as an appendix and may be found as well on the Company’s Investor Relations website at www.steris.com. A copy of each charter will also be made available upon a request sent to the Company’s Secretary.

Messrs. Hardis, McMullen, and Wilson are the current members of the Audit and Financial Policy Committee. The Audit and Financial Policy Committee provides oversight relating to the Company’s financial statements and financial reporting process, its systems of internal accounting and financial controls, the internal audit process, and the annual independent audit process of the Company’s annual financial statements. The Sarbanes-Oxley Act of 2002 provides that only a person who meets certain independence criteria may serve on the audit committee of a public company. The Board has determined that Messrs. Stephen R. Hardis, Kevin M. McMullen, and Loyal W. Wilson each meet those independence criteria for audit committee members and that all such members also are independent within the meaning of the NYSE listing standards. The Board also has determined that each of Messrs. Hardis, McMullen, and Wilson is financially literate as those terms are used in the New York Stock Exchange Corporate Governance Rules. The Board has further determined that Mr. Hardis satisfies the definition of audit committee financial expert under the Securities Exchange Act of 1934 Act, as amended. The Audit and Financial Policy Committee met six times during the last fiscal year. A copy of the Audit and Financial Policy Committee’s Charter is attached as Appendix B.

Messrs. Lancaster and Wareham, and Dr. Robertson, are the current members of the Compensation and Corporate Governance Committee. The Compensation and Corporate Governance Committee is responsible for the Company’s compensation philosophy for senior management, including review, approval and/or recommendations concerning the compensation of the President and CEO and other executive officers, as described in more detail below, and the directors. In addition, it makes recommendations to the Board of Directors concerning the composition, structure and operation of the Board and Board nominee recommendations, in this respect performing nominating committee functions. Finally, it develops and recommends to the Board corporate governance principles for the Company and oversees the process for evaluation of the Board and Senior Management. All members of the Compensation and Corporate Governance Committee are independent, within the meaning of the NYSE listing standards, and have no interlocking relationships with the Company, within the meaning of SEC rules. The Compensation and Corporate Governance Committee met four times during the last fiscal year. A copy of the Compensation and Corporate Governance Committee’s Charter is attached as Appendix C.

Messrs. Richey, Vinney, and Wareham and Dr. Kosecoff, are the current members of the Compliance Committee. The Compliance Committee provides oversight relating to the Company’s compliance with applicable laws and regulations and the development and implementation of compliance programs and policies. The Compliance Committee met two times during the last fiscal year. A copy of the Compliance Committee’s Charter is attached as Appendix D.

Each director attended more than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served while in office during the last fiscal year.

Report of Audit and Financial Policy Committee

The Board of Directors of the Company has adopted a written Audit and Financial Policy

Committee Charter, a copy of which is attached as Appendix B. The Audit and Financial

Policy Committee has been established in accordance with the Securities Exchange Act of 1934, as amended. Based on the review and determination of the Board, members of the Audit and Financial Policy Committee meet the financial literacy and independence criteria to serve on the audit committee of a public company.

The Audit and Financial Policy Committee has reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004. The Audit and Financial Policy Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit and Financial Policy Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), and has discussed with Ernst & Young LLP their independence. The Audit and Financial Policy Committee has also concluded that Ernst & Young LLP’s provision of non-audit services to the Company is compatible with their independence.

Based on the review and discussions referred to above, the Audit and Financial Policy Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed with the U.S. Securities and Exchange Commission.

Audit and Financial Policy Committee of the

Board of Directors

    Stephen R. Hardis

    Kevin M. McMullen

    Loyal W. Wilson

Board Compensation

Each director who is not an employee of the Company is paid a retainer of $24,000 per year, plus $1,000 for each Board meeting attended and $500 ($1,000 for the committee chairman) for each committee meeting attended. At the beginning of each annual term of service on the Board, approximately $14,000 of the annual retainer is paid in Restricted Common Shares granted under the 1994 Nonemployee Directors Equity Compensation Plan and the balance of approximately $10,000 is paid in cash. In addition, each director automatically receives a stock option for 10,000 of the Company’s Common Shares (27,000 for the Chairman of the Board, Dr. Robertson) which may be exercised no earlier than six months after the date of grant and no later than ten years after the date of grant. The Restricted Common Shares that have not as yet vested are subject to forfeiture if the director does not serve for a full year following grant of those shares. All directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

Compensation of Executive Officers

Shown below is information concerning the annual, long-term, and other compensation for services in all capacities to the Company for the fiscal years ended March 31, 2004,

2003, and 2002 of the Company’s chief executive officer and the Company’s four other most highly compensated executive officers (all five, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION AWARDS
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Other Annual Compensation	Restricted Stock Awards(2)	Options	All Other Compensation(3)
Les C. Vinney	2004	$660,418	$506,730			100,000	$6,297
President and Chief Executive Officer	2003 2002	634,992 602,126	800,100 530,260			100,000 100,000	5,742 5,452

Laurie Brlas	2004	$286,567	$130,000			27,000	$6,135
Senior Vice President and Chief Financial Officer	2003 2002	274,048 250,540	210,000 143,772			30,000 26,000	5,635 5,385

Peter A. Burke(4)	2004	$278,297	$127,500			27,000	$6,081
Senior Vice President and Chief Technology Officer	2003 2002	274,480 261,242	205,000 118,443	$139,063 58,084		30,000	5,581 6,000

Gerard J. Reis	2004	$274,124	$126,000			27,000	$6,074
Senior Vice President, and Group President, Defense and Industrial	2003 2002	269,480 256,242	200,000 141,585			30,000 26,000	4,538 4,099

Charles L. Immel(5)	2004	$269,124	$115,000			27,000	$6,074
Senior Vice President and Group President, Healthcare	2003 2002	263,778 216,886	200,000 124,541	$164,332	$449,250	30,000 110,000	5,808 1,442

(1)	All bonus amounts were awarded under the Management Incentive Compensation Plan or the Senior Executive Management Incentive Compensation Plan for the respective fiscal year or granted as an inducement for the officer to enter into the employ of the Company.
(2)	As of March 31, 2004, (a) none of the Named Executive Officers held any restricted stock, and (b) nonexecutive directors held, in the aggregate, 2,034 restricted shares with a fair market value of approximately $52,477. The restrictions on these 2,034 shares lapsed or will lapse in three approximately equal increments on the last business day of each of April, May, and June of 2004. No dividends are paid on restricted stock.

(3)	Amounts listed under “All Other Compensation” reflect Board of Directors approved Company matching contributions to the STERIS Corporation 401(k) Plan and Trust. The level of any matching contribution made by the Company was determined each quarter by the Board in its sole discretion. The approved Company match during each of the fiscal years noted above was $0.50 for each $1.00 contributed by participating employees on the first 6% of the employee’s compensation, subject to any maximum limitations imposed by the Internal Revenue Code and other applicable laws.
(4)	Dr. Burke joined the Company in March 2001. Amounts listed under “Other Annual Compensation” mainly relate to the Company’s reimbursement of expenses incurred by Dr. Burke in connection with his relocation to STERIS’s Corporate Headquarters from his prior position in New Jersey. In connection with Dr. Burke’s relocation, the Company provided him a bridge loan of $88,499 during the fiscal year ended March 31, 2002, which was repaid during the fiscal year ended March 31, 2003. Although the loan was interest free, no income was imputed to Dr. Burke because the loan satisfied the requirements set forth in the Treasury Regulations issued under Section 7872 of the Internal Revenue Code. As mandated by the Sarbanes-Oxley Act, the Company no longer provides loans to officers.
(5)	Mr. Immel was granted 25,000 Restricted Common Shares when he joined the Company in May of 2001. The restrictions on these shares, which were valued at $449,250 at the time of grant, lapsed on May 21, 2003. Amounts listed under “Other Annual Compensation” reflect the Company’s reimbursement of expenses incurred by Mr. Immel in connection with his relocation to STERIS’s Corporate Headquarters from his prior position in Europe.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the year-end value of unexercised options to purchase the Company’s Common Shares granted in the last fiscal year and in prior years and held by the Named Executive Officers at March 31, 2004. All of the options were granted under the 1987 Amended and Restated Nonqualified Stock Option Plan, the 1994 Equity Compensation Plan, the 1997 Stock Option Plan, the 1998 Long-Term Incentive Stock Plan, the 2002 Stock Option Plan, or as an inducement to join the Company.

Name	Shares Acquired on Exercise		Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at Fiscal Year-End(1) Exercisable/Unexercisable
Les C. Vinney	15,000	(2)	$159,694	297,500/ 287,500	$4,075,656/ 2,454,500
Laurie Brlas				39,250/ 68,750	$522,050/ 491,990
Peter A. Burke				18,750/ 53,250	$131,438/ 254,753
Gerard J. Reis	73,250	(3)	$849,664	88,000/ 68,750	$475,144/ 491,990
Charles L. Immel				62,500/ 104,500	$477,150/ 657,090

(1)	Excess of $25.80 (market price at fiscal year-end) over exercise price.
(2)	Mr. Vinney exercised options to purchase and held 15,000 Common Shares during the fiscal year ended March 31, 2004.
(3)	Mr. Reis exercised options to purchase and sold 73,250 Common Shares during the fiscal year ended March 31, 2004.

Option Grants During Last Fiscal Year

The following table sets forth information with respect to all stock options granted to Named Executive Officers during the fiscal year ended March 31, 2004.

	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation Over Ten Year Option Term
Name					5%	10%
Les C. Vinney	100,000	8.94%	$22.58	May 23, 2013	$1,434,823	$3,644,730
Laurie Brlas	27,000	2.41%	$22.58	May 23, 2013	$387,402	$984,077
Peter A. Burke	27,000	2.41%	$22.58	May 23, 2013	$387,402	$984,077
Gerard J. Reis	27,000	2.41%	$22.58	May 23, 2013	$387,402	$984,077
Charles L. Immel	27,000	2.41%	$22.58	May 23, 2013	$387,402	$984,077

(1)	All of these options were granted on April 23, 2003, as nonqualified options under the Company’s 2002 Stock Option Plan. In general, the listed options will vest in equal annual increments over a four-year period from the date of grant.

Employment and Change of Control Agreements

STERIS is a party to agreements relating to employment with Mr. Vinney and to change of control agreements with all of the Named Executive Officers.

Agreement with Mr. Vinney.    Mr. Vinney and the Company are party to an employment agreement which generally provides that Mr. Vinney is to serve as President and Chief Executive Officer of the Company with a base salary of not less than $575,000 per year, is to be a participant in the Senior Executive Management Incentive Compensation Plan, and is to be eligible for option grants in accordance with the Company’s general practices with respect to executive compensation.

Change of Control Agreements.    STERIS is a party to change of control agreements with all of the Named Executive Officers, including Messrs. Vinney, Reis, Burke, and Immel and Ms. Brlas. Except in the case of Mr. Vinney, the agreements generally provide that if, at any time within two years after the occurrence of a change of control, the officer’s employment is terminated by STERIS (except for cause, disability, or death) or the officer terminates employment because the officer’s base salary or bonus participation is reduced or relocation is made a condition of the officer’s employment, STERIS will pay to the officer a lump sum severance benefit equal to three years compensation (base salary and average annual incentive compensation). Each such change of control agreement also provides a three-month window period, commencing on the first anniversary of the change of control, during which the officer may voluntarily resign and receive a lump sum severance benefit equal to two years compensation (base salary and average annual incentive compensation) if, at any time before the officer’s resignation, the officer determines in good faith that (a) the officer’s position, responsibilities, duties, or status with STERIS are materially changed from those in effect before the change of control, (b) the officer’s reporting relationships with superior executive officers have been materially changed from those in effect before the change of control, or (c) the officer’s career prospects have been in any way diminished as a result of the change of control.

Under his change of control agreement, Mr. Vinney will be able to terminate his employment and be entitled to a lump sum payment equal to three years compensation (base salary and average annual incentive compensation) if, at any time within two years after a change of control, he determines in good faith that he is unable to carry out the authorities, powers, functions, responsibilities, or duties that he formerly had in his positions and offices at STERIS before the change of control, in the same manner as he was able to do before the change of control. Mr. Vinney would also be entitled to these same benefits if his employment were terminated by STERIS within two years after change of control for any reason other than cause, death, or disability.

An officer who is entitled to a lump sum severance benefit (whether equal to three years or two years of compensation) under a change of control agreement will also be paid (a) accrued base salary and vacation pay through the date of termination, (b) payments under the Management Incentive Compensation Plan for the last completed fiscal year, if not already paid, and for the pro rata portion of the current fiscal year, and (c) the cost of continuing health benefits through the third anniversary (or the second anniversary, depending upon whether the lump sum payment is equal to three or two years of compensation) of the termination date or, if earlier, the date the officer secures other employment. In addition, if any payment to an officer exceeds the limit specified in Section 280G of the Internal Revenue Code, each change of control agreement provides for a tax gross-up so that the officer will receive the same after-tax payment as would have been the case if Section 280G did not apply. For purposes of the change of control agreements, “cause” includes conviction of a felony, dishonesty in the course of employment that is inimical to the best interests of STERIS, unreasonable neglect of the officer’s duties and responsibilities, or competing with STERIS.

Report of Compensation and Corporate Governance Committee Regarding Executive Compensation

The responsibilities of the Compensation and Corporate Governance Committee in respect of executive compensation include:

1.      Approval of a compensation philosophy for senior management of the Company.

2.      Review and approval, at least annually, of corporate goals and objectives relevant to the compensation of the President and CEO and review and evaluation of compensation actions, corporate goals, and performance objectives affecting members of the Company’s senior management, based on recommendations of the President and CEO.

3.      Provision of recommendations to the Board with respect to the approval, adoption and amendment of all cash- and equity-based incentive compensation plans in which any executive officer participates.

4.      Provision of recommendations to the Board with respect to approval, adoption and amendment of all other equity-based plans and oversight of the Company’s equity-based incentive compensation plans and other plans adopted by the Board that contemplate oversight by the Committee, including, without limitation, approval of the grant of all stock options or other incentive compensation.

Executive Compensation Program

The objective of the Company’s compensation program for senior management is to attract and retain highly qualified talent, to motivate these individuals to achieve the Company’s strategic and financial goals and to link executive compensation closely to corporate performance and returns to shareholders. The Company’s executive compensation program is comprised of base salary, annual incentive compensation and long-term incentive compensation targeted at the competitive market median. A significant portion of an executive’s compensation is in the form of annual cash incentives, based on achievement of specified annual performance goals. A significant portion of an executive’s compensation is also provided in the form of long-term equity incentives (currently stock option awards) and therefore depends on the long-term performance of the Company as reflected in the performance of Company’s Common Shares. By virtue of these two components, the majority of the compensation opportunity of the President and CEO, as well as that of the other Named Executives Officers, is tied to individual and Company performance and stock price performance and is at risk.

Annual Compensation Review

Each year the Compensation and Corporate Governance Committee conducts a full review of the Company’s executive compensation program for the purpose, among others, of setting the level of base salary and annual incentive compensation opportunities and goals for the CEO, making recommendations for the other executive officers (subject to Board approval), and granting equity incentives to the President and CEO and other executive officers. In making these decisions, the Compensation and Corporate Governance Committee considers, among other factors, the recommendations of the President and CEO as to other executive officers and a comprehensive report on competitive market compensation data from an outside compensation consulting firm as to all executive officers. The compensation consulting firm is hired by and reports directly to the Compensation and Corporate Governance Committee.

For senior executives other than the President and CEO, the report includes, among other matters, comparisons of each executive’s base salary, incentive compensation opportunities and stock options, to those provided in the marketplace for comparable positions in U.S. companies of roughly comparable size or profile to the Company. The surveys utilized have been conducted by several leading compensation consulting firms and consist of general industry data from U.S. companies.

In the case of the President and CEO, the report includes an analysis and comparisons of Mr. Vinney’s base salary, incentive compensation opportunities and stock options to that provided to CEOs of other companies examined and analyzed by the consultant. For purposes of these compensation comparisons, the consultant analyzed data from two groups of companies: general industry U.S. companies and peer group companies (healthcare equipment) that are included in the Dow Jones U.S. Medical Supply and S&P Health Care Indices.

Elements of Compensation

Currently, the key elements of the Company’s executive compensation program are base salary, annual incentive compensation and long-term equity incentives in the form of stock options. While the elements of compensation are considered separately, the Compensation and Corporate Governance Committee also considers the complete compensation package provided by the Company to the individual executive to assess its effectiveness in motivating the executive, and its competitiveness to comparable positions, as reflected in the report.

Base salaries for each executive officer are determined by evaluating the responsibilities of the position, the competitive marketplace and the executive’s individual performance.

Annual cash incentive compensation payments under the Company’s incentive compensation plans are generally based on the achievement of financial goals, as well as achievement of individual objectives. For fiscal 2004, the financial goals were based on Company or segment revenues and margins and net income. In addition, to receive the incentive compensation payments, executives also were required to achieve individual performance objectives. Incentive compensation goals and objective and award opportunities for each executive officer are fixed at the beginning of the fiscal year and based on the responsibilities of the officer’s position and the competitive marketplace.

The purpose of the Company’s equity plans is to provide a reward for performance and to align a portion of compensation with shareholder value. Currently, these equity incentives generally take the form of non-qualified stock options under the Company’s stock option plans. In keeping with their long-term nature, options generally vest over four years, although they may be eligible for accelerated vesting in limited circumstances. During fiscal 2004, all stock options granted to the President and CEO and to the other Named Executive Officers had four-year time-based vesting.

The guidelines used in fiscal 2004 by the Committee in making stock option grants to executive officers of the Company included consideration of the duties and responsibilities of the individual, equity awards made to individuals in comparable positions in the competitive marketplace and individual performance for fiscal 2003. In granting stock options and other equity awards, the Compensation and Corporate Governance Committee also considered the number of options and other equity awards previously granted and the number of shares available for current and future option grants and awards.

CEO Compensation

For fiscal 2004, the Compensation and Corporate Governance Committee set Mr. Vinney’s base salary at $666,750 per annum, having determined that this level of base salary was appropriate in view of his responsibilities and the competitive marketplace.

Similarly, Mr. Vinney’s targeted incentive compensation opportunity for fiscal 2004 was fixed at a level the Committee determined to be competitive. Based upon the extent to which the Company achieved the objectives set by the Compensation and Corporate Governance Committee for purposes of Mr. Vinney’s incentive compensation arrangement, Mr. Vinney was paid incentive compensation of $506,730 for fiscal year 2004. His financial objectives were based on revenues, margin and net income, and his personal objectives involved certain workplace productivity gains and corporate governance initiatives.

Under the terms of the Charter of the Compensation and Corporate Governance Committee, the Committee is required to consider, with respect to the long-term incentive component of CEO compensation, among other things, the Company’s performance and relative shareholder return, the value of similar awards to CEOs at comparable companies and the awards given to the Company’s CEO in past years. In light of the Company’s financial results for fiscal 2003 and the value of awards made to CEOs at comparable companies, the Committee granted Mr. Vinney on April 23, 2003 a nonqualified stock option to purchase 100,000 Common Shares, at the then current market price of $22.58 per share.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code prevents a publicly-traded corporation from taking a tax deduction for certain compensation in excess of $1 million per year that it or any subsidiary pays to specified executives. Those specified executives are the Chief Executive Officer and the four other most highly paid employees serving as executive officers of the corporation at the end of the fiscal year. Subject to various conditions, compensation that is contingent on the attainment of performance goals is excluded from the deduction limit and is therefore deductible without regard to the $1 million limit.

Under the terms of its Charter, the Compensation and Corporate Governance Committee is responsible, in consultation with the appropriate officers of the Company, for overseeing any compensation programs intended to preserve tax deductibility, and, as may be required, establishing performance goals and determining whether performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code. The general position of the Compensation and Corporate Governance Committee with respect to Section 162(m) is that the Company will seek to qualify compensation paid to its executive officers in such a way as to satisfy the conditions of Section 162(m) where it appears to the Compensation and Corporate Governance Committee to be in the best interests of the Company to do so. However, from time to time there may be circumstances in which the Compensation and Corporate Governance Committee concludes that the best interests of the Company will be served by a compensation arrangement that does not satisfy those requirements and, in those circumstances, the Company may proceed without complying with the requirements of Section 162(m). The Company believes that it has structured its compensation arrangements in such a manner that compensation received by executives will be excluded from the foregoing limits and be fully deductible by the Company for federal income tax purposes.

Conclusion

As noted above, when making its determinations as to the levels of salary, annual incentive compensation opportunities, and stock option grants to the President and CEO and the various other executives, the Compensation and Corporate Governance Committee considers compensation data from other companies gathered and analyzed by an outside compensation consulting firm. Taking into account that data and the need to provide competitive levels of compensation to retain and to motivate those executives to continue providing services to the Company and other relevant factors, it is the judgment of the Compensation and Corporate

Governance Committee that the compensation program described above and the levels of compensation received by executive officers of the Company in or in respect of fiscal 2004 are appropriate. It also is the judgment of the Compensation and Corporate Governance Committee that through the programs described above, a very significant portion of Company’s executive compensation has been linked directly to corporate performance. The Compensation and Corporate Governance Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders and to use compensation as a strategic tool to help drive the innovation, growth and profitability of the Company, with the goal of increasing shareholder value over time.

Compensation and Corporate Governance

Committee of the Board of Directors

    Raymond A. Lancaster

    Jerry E. Robertson

    John P. Wareham

STOCK PERFORMANCE GRAPH

The following graph shows the cumulative performance for STERIS Corporation’s Common Shares over the last five years as of March 31st of each year compared with the performance of the Standard & Poor’s 500 Index and the Dow Jones US Medical Supplies Index as of the same date. The graph assumes $100 invested as of March 31, 1999 in the Company’s Common Shares and in each of the named indices. The performance shown is not necessarily indicative of future performance.

*	$100 invested on 3/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

Shareholder Nominations of Directors and Nominee Criteria

The Company’s Compensation and Corporate Governance Committee will consider shareholder recommendations for candidates to be nominees for election to the

Company’s Board of Directors (“Director Nominees”) if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to STERIS Corporation, 5960 Heisley Road, Mentor, Ohio 44060-1834,

Attention: Mark D. McGinley, Secretary, and must be received at the Company’s executive offices not less than sixty (60) and not more than ninety (90) days prior to the Annual Meeting of Shareholders. All shareholder recommendations for Director Nominee candidates must set forth the following information:

1.	The name and address of the shareholder recommending the proposed Director Nominee for consideration as that information appears on the records of the Company, the telephone number where the shareholder can be reached during normal business hours, the number of shares owned by the shareholder, and the length of time the shares have been owned by the shareholder. If the person recommending the proposed Director Nominee is not a shareholder of record or if the shares are owned by an entity, reasonable evidence of the person’s beneficial ownership of the shares or the person’s authority to act on behalf of the entity;

2.	Complete information as to the identity and qualifications of the proposed Director Nominee, including the full legal name, age, business and residence addresses and telephone numbers, and other contact information, the number of shares owned by the proposed Director Nominee, and the principal occupation and employment of the proposed Director Nominee, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations, and business and other relevant experience (including directorships, employments, and civic activities) and qualifications of the proposed Director Nominee;

3.	The reasons why, in the opinion of the recommending shareholder, the proposed Director Nominee is qualified and suited to be a director of the Company;

4.	The disclosure of any relationship of the proposed Director Nominee with the Company or any of its subsidiaries or affiliates, whether direct or indirect;

5.	A description of all relationships, arrangements, and understandings between the proposing shareholder and the proposed Director Nominee and any other person(s) (naming such person(s)) pursuant to which the proposed Director Nominee is being proposed or would serve as a director, if elected; and

6.	A written acknowledgement by the proposed Director Nominee that he or she has consented to being considered as a nominee, has consented to the Company’s undertaking of an investigation into his or her background, education, experience, and other qualifications if the Corporate Governance and Compensation Committee desires to do so, has consented to be named in the Company’s proxy statement, if so determined, and has consented to serve as a director of the Company, if elected.

There are no specific minimum qualifications or specific qualities or skills that are necessary for directors of the Company to possess. In evaluating proposed Director Nominees, the Compensation and Corporate Governance Committee will consider such factors as it deems appropriate, consistent with the Company’s Governance Guidelines, and other factors identified from time to time by the Board of Directors. The Compensation and Corporate Governance Committee will consider the entirety of each proposed Director Nominee’s credentials. As a general matter, the Committee will consider factors such as personal and professional ethics, integrity, commitment, judgment, independence, possible conflicts of interest, experience, diversity of background, availability, comparison of the approach of incumbent members of the Board of Directors, and ability to represent the interests of all shareholders, not just those of a particular philosophy or constituency.

The Compensation and Corporate Governance Committee will consider all information provided that it deems is relevant to a proposed Director Nominee’s nomination as a director of the Company. Following such consideration, the Committee may seek additional information regarding, and may request an interview with, any proposed Director Nominee who it wishes to continue consideration. Based upon all information available to it and any interviews it may have conducted, the Committee will meet to determine whether to recommend the proposed Director Nominee to the Board of Directors. The Committee will consider proposed Director Nominees recommended by shareholders on the same basis as proposed Director Nominees from other sources, subject to the procedures described herein and in the Company’s Code of Regulations.

The Compensation and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Candidates may be recommended by current members of the Board of Directors, third-party search firms or shareholders. The Compensation and Corporate Governance Committee generally does not consider recommendations for Director Nominee submitted by other constituencies. In order to preserve its impartiality, the Compensation and Corporate Governance Committee will not consider any recommendations from shareholders that are not submitted in accordance with the procedures set forth above.

Other Shareholder Proposals

In response to matters submitted by shareholders for consideration at special or annual meetings of shareholders, the Compensation and Corporate Governance Committee shall designate one or more members of management of the Company to review properly submitted proposals and to obtain all necessary information to allow management designees to present the shareholder proposal to the Compensation and Corporate Governance Committee for further consideration. Upon submission of a shareholder proposal to the Compensation and Corporate Governance Committee, the Committee will evaluate and make recommendations, as appropriate, to the Board of Directors, with respect to the proposal. This evaluation by the Compensation and Corporate Governance Committee may include, without limitation, consideration of (a) the appropriateness of the proposal, (b) applicable requirements of the Articles of Incorporation and Code of Regulations, as amended from time to time, (c) legal requirements, including requirements under applicable state corporate law, (d) whether the shareholder proposal has been submitted to shareholders for a vote, and if so, the vote received for and against the proposal, (e) the best interests of all shareholders of the Company, (f) the impact that implementation of the proposal would have on the overall operations of the Company, (g) whether the proposal would result in appropriately accomplishing the goals and objectives described in the proposal, and (h) any other considerations that the Compensation and Corporate Governance Committee may deem appropriate. The process of evaluation may include communication directly with the shareholder proponent by the Compensation and Corporate Governance Committee or the management designees, as the Compensation and Corporate Governance Committee may deem appropriate.

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the next Annual Meeting of Shareholders is expected to be February 23, 2005. However, if the date of the 2005 Annual Meeting is changed by more than 30 calendar days from the date on which this year’s meeting is held, a proposal must be received by the Company a reasonable time before the solicitation in connection with the meeting is made.

Additionally, a shareholder may submit a proposal for consideration at the next Annual Meeting of Shareholders, but not for inclusion in the Proxy Statement, if that proposal is submitted not less than 120 calendar days in advance of the anniversary of the previous year’s annual meeting, which deadline, given a July 28, 2004 Annual Meeting, will be March 30, 2005. For a proposal to be properly requested by a shareholder to be brought before the Annual Meeting of Shareholders, the shareholder must comply with all of the requirements in STERIS’s Code of Regulations as the same may be amended from time to time, as well as the timeliness requirement described above.

Communications by Shareholders and Employees

The Company’s shareholders and other interested parties may communicate with the

Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to STERIS Corporation, 5960

Heisley Road, Mentor, Ohio 44060-1834, Attention: Secretary. Complaints regarding accounting, internal accounting controls, or auditing matters will be forwarded directly to the Chairman of the Audit and Financial Policy Committee. All other communications will be provided to the individual directors or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors. Communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, solicitations, routine customer matters, communications that do not relate, directly or indirectly, to the business of the Company and/or its subsidiaries, and communications that relate to improper or irrelevant topics.

Employees have been instructed that if they have any questions or concerns about compliance with the Company’s Policies, or applicable laws and principles as outlined in the STERIS Code of Business Conduct, or are unsure of “the right thing” to do, they should talk with their supervisor, their local or Corporate Human Resources department personnel, STERIS’s Director of Internal Audit, or the STERIS Legal Department, or call the STERIS Ethics Line.

The STERIS Ethics Line does not replace traditional communication channels already in place. However, if Company employees have an issue regarding an ethics or compliance related matter, or have observed something that seems to be a violation of the Company’s Policies, and they feel they cannot communicate effectively using existing internal Company channels, they are instructed by the Code of Business Conduct to call the STERIS Ethics Line. Reports on the STERIS Ethics Line may be made anonymously and without reprisals for matters reported in good faith.

Independent Auditor

Ernst & Young LLP has been appointed as the Company’s independent auditor for the fiscal year ending March 31, 2005, pursuant to the recommendations of the Audit and Financial Policy Committee of the Board of Directors. A representative of Ernst &

Young LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions with respect to that firm’s audit of the Company’s financial statements and records for the fiscal year ended March 31, 2004.

The Audit and Financial Policy Committee has adopted policies and procedures which are intended to designate the services provided by Ernst & Young LLP and to monitor their continuing independence. Under these policies, the Audit and Financial Policy Committee must pre-approve all services performed by Ernst & Young LLP. In addition, the Audit and Financial Policy Committee has delegated authority to grant certain pre-approvals to the Audit and Financial Policy Committee Chair. Pre-approvals granted by the Audit and Financial Policy Committee Chair are reported to the full Audit and Financial Policy Committee at its next regularly scheduled meeting.

The Audit and Financial Policy Committee pre-approved all of the services performed by Ernst & Young LLP that occurred on or after May 6, 2003.

The aggregate fees billed for professional services by Ernst & Young LLP for the fiscal years ended March 31, 2004 and March 31, 2003 were:

	Years Ended March 31,
Type of Fees	2004	2003
	(in thousands)
Audit Fees	$982	$727
Audit-Related Fees	176	224
Tax Fees	362	510
All Other fees	0	0

Total	$1,520	$1,461

In the above table, “audit fees” are fees paid to Ernst & Young LLP for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, and for services that are provided by the accountant in connection with statutory audits and regulatory filings and engagements; “audit-related fees” are fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, benefit plan audits and advisory services for purposes of complying with Sarbanes-Oxley Section 404; and “tax fees” are fees for tax compliance, tax advice, and tax planning.

Annual Report	The integrated Annual Report to Shareholders and Form 10-K of the Company for the fiscal year ended March 31, 2004, which includes financial statements for the Company for the fiscal yearthen ended, is being mailed to each shareholder of record with this Proxy Statement.

By Order of the Board of Directors,

MARK D. MCGINLEY

Secretary

June 23, 2004

APPENDIX A

STERIS CORPORATION

PROPOSED

AMENDED AND RESTATED REGULATIONS

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held at the principal office of the corporation or at such other place either within or without the State of Ohio and/or in whole or in part by means of communications equipment (in the manner provided in Section 9 of this Article I), at suchtime and on such dateas may be designated by the Board of Directors, the Chairman of the Board, or the President and specified in the notice of the meeting.

Section 2. Special Meetings. Special meetings of the shareholders of the corporation may be held on any business day when called by the Chairman of the Board, the President, a Vice President, the Board of Directors acting at a meeting, a majority of the directors acting without a meeting, or the persons who hold fifty percent of all the shares outstanding and entitled to vote at the meeting.

Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of the shareholders, that officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on the date not less than seven or more than sixty days after receipt of the request, as that officer may fix; if the notice is not given within thirty days after the delivery or mailing of the request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations or cause the notice to be given by any designated representative. Each special meeting shall be called to convene between nine o’clock a.m. and five o’clock p.m., and shall be held at the principal office of the corporation unless the meeting is called by the directors, acting with or without a meeting, in which case the meeting may be held at any place either within or without the State of Ohio and/or in whole or in part by means of communications equipment (in the manner provided in Section 9 of this Article I) as may be designated by the Board of Directors and specified in the notice of the meeting.

Section 3. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of the shareholders, written notice stating the time, place, and purposes of the meeting shall be given by or at the direction of the Secretary, an Assistant Secretary, or any other person or persons required or permitted by these Regulations to give the notice. The notice shall be given to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of that date, by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given. If mailed or sent by overnight delivery, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the corporation. If sent by another means of communication authorized by a shareholder, the notice shall be sent to the address furnished by the shareholder for such communications. Notice of the time, place, and purposes of any meeting of the shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with or entered upon the records of the corporation. Attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the shareholder of notice of the meeting.

Section 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the corporation present in person, by proxy, or by the use of communications equipment shall constitute a quorum for the meeting, except that no action required by law, the Articles of Incorporation, or these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the corporation may be authorized or taken by a lesser proportion and except that the holders of a majority of the voting shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting from time to time. If any meeting is adjourned, notice of adjournment need not be given if the time and place, if any, to which the meeting is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at the meeting.

Section 5. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by or on behalf of, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

Section 6. Proxies. A person who is entitled to vote shares or to act with respect to shares may vote or act in person or by proxy and may appoint a proxy by a writing or verifiable communication authorized by the person. The person appointed as proxy need not be a shareholder. Unless the appointment of a proxy otherwise provides, the presence at a meeting of the person who appointed a proxy shall not operate to revoke the appointment. Notice to the corporation, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

Section 7. Approval and Ratification of Acts of Officers and Directors. Except as otherwise provided by the Articles of Incorporation or by law, any contract, action, or transaction, prospective or past, of the corporation or of the Board of Directors or of any director or officer may be approved or ratified by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons not interested in the contract, action, or transaction and entitled to vote in the election of directors (without regard to voting powers which may thereafter exist upon a default, failure, or other contingency), which approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the corporation.

Section 8. Shareholder Proposals. No proposal made by a shareholder of the corporation shall be eligible to be submitted to the shareholders for their approval or adoption at any annual or special meeting of shareholders unless all of the following requirements are met:

(1) the shareholder submitting the proposal (the “proponent”) submits the proposal to the corporation in writing at the corporation’s principal executive offices;

(2) at the time the proponent submits such proposal the proponent is a shareholder of record of the corporation and continues to be a shareholder of record of the corporation as of the close of business on the record date for determining shareholders entitled to notice of and to vote at such annual or special meeting of shareholders, in both instances as reflected in the shareholder records of the corporation;

(3) at the time the proponent submits such proposal the proponent provides the corporation in writing with the proponent’s name, address, the number of voting securities held of record, the date upon which the proponent acquired such securities, and a list of all other proposals submitted by the proponent to the corporation during the preceding five years; and

(4) the proposal is received at the corporation’s principal executive offices (a) in the case of a proposal to be acted upon at an annual meeting of shareholders, not less than 120 calendar days in advance of the date of the previous year’s annual meeting of shareholders, or, if no annual meeting was held in the previous year, a reasonable time (as determined by the corporation in its sole discretion) before the current year’s annual meeting; and (b) in the case of a proposal to be acted upon at a special meeting of shareholders, a reasonable time (as determined by the corporation in its sole discretion) before the special meeting.

(5) Notwithstanding the foregoing provisions of this Section 8, in the case of any proposal that the corporation is required to include in its proxy statement and form of proxy under the provisions of Rule 14a-8 (as from time to time amended) promulgated under the Securities Exchange Act of 1934 (or any similar or successor rule or regulation under that or any successor act), compliance by the proponent with all of the requirements of such rule shall be deemed to constitute compliance with the provisions of this Section 8.

Section 9. Participation in Meeting by Means of Communications Equipment. The Board of Directors may determine that an annual or special meeting will not be held at any physical place, but instead will be held solely by means of communications equipment. The Board of Directors may also determine that shareholders and proxy holders who are not physically present at a meeting of shareholders that is held at a physical place may attend the meeting by use of communications equipment. In either such case, the communications equipment shall enable the shareholder or proxy holder to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. Any shareholder using communications equipment will be deemed present in person at the meeting. The Board of Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the corporation to verify that a person is a shareholder or proxy holder and to maintain a record of any vote or other action.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number; Term of Office. Commencing with the annual meeting of shareholders in 2005 and at all times thereafter, directors shall be elected at each annual meeting of shareholders for terms to expire at the next annual meeting of shareholders thereafter occurring. In each instance, directors shall hold office until their successors are chosen and qualified.

At the 2004 annual meeting of shareholders, the authorized number of members of the Board of Directors shall be nine. The Board of Directors or the shareholders may from time to time thereafter change the authorized number of members of the Board of Directors to a total number of no fewer than seven directors and no more than twelve directors. The shareholders may change the authorized number of members of the Board of Directors as provided in the immediately preceding sentence at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present by the affirmative vote of the holders of a majority of the voting power represented at the meeting and entitled to elect the directors. The Board of Directors may change the authorized number of members of the Board of Directors by a vote of two-thirds of the directors then in office. Neither the provision for annual election of directors from and after the 2005 annual meeting of shareholders nor any reduction in the authorized number of directors shall of itself have the effect of shortening the term of any incumbent director.

Except as provided in the immediately preceding paragraph, the authorized number of directors may not be fixed or changed by the shareholders or directors, except (i) by amending these Regulations in accordance with the provisions of Article X of these Regulations, or (ii) pursuant to an agreement of merger or consolidation recommended by two-thirds of the members of the Board of Directors and adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal.

This Section 1 and other provisions of these Regulations are subject to the provisions of the Articles of Incorporation with respect to special voting rights of holders of Preferred Shares in the event of certain defaults by the corporation in redeeming or paying dividends on such Preferred Shares.

Section 2. Election of Directors; Nominations; Vacancies. The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days’ notice to the shareholders or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person who is not an incumbent director when the shareholder proposes to nominate such person for election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person for the past five years; (iii) the class and number of shares of the corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice: (i) the name and record address of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the corporation, if elected. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2, and if he should so determine, the defective nomination shall be disregarded.

In the event of the occurrence of any vacancy in the Board of Directors, however caused, or in the event of the creation of any director’s office by an increase in the number of directors, the remaining directors, though less than a majority of the whole authorized number of members of the Board of Directors, may, by the vote of two-thirds of their number, fill the vacancy or the newly created office, as the case may be, for the unexpired term.

Section 3. Resignations; Removal of Directors. The office of a director becomes vacant if the director dies or resigns. Any director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or in a writing to that effect delivered to the Secretary, which resignation shall take effect immediately or at such other time as the director may specify.

The Board of Directors may remove any director and thereby create a vacancy in the Board: (a) if by order of court the director has been found to be of unsound mind or if the director is adjudicated a bankrupt; (b) if within sixty days from the date of the director’s election the director does not qualify by accepting in writing the election to such office or by acting at a meeting of directors.

All the directors or any individual director, may be removed from office, without assigning any cause, by the vote of the holders of 75% of the voting power entitling them to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the Board. Any vacancy created by virtue of a resignation or removal under this Section 3 shall be filled by the Board in accordance with Section 2 hereof.

Section 4. Organization Meeting. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of the organization meeting need not be given.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the State of Ohio or through any communications equipment if all persons participating can hear each other as may be provided for in bylaws or resolutions adopted by the Board of Directors and upon such notice, if any, as shall be so provided. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at that regular meeting.

Section 6. Special Meetings. Special meetings of the Board of Directors may be held at any time within or without the State of Ohio, or through any communications equipment if all persons participating can hear each other, upon call by the Chairman of the Board, the President, a Vice President, or any two directors. Notice of the place, if any, and time of each special meeting shall be given to each director either by personal delivery or by mail, telegram, cablegram, overnight delivery service, or any other means of communication authorized by the directors at least two days before the meeting, which notice need not specify the purposes of the meeting, except that attendance of any director at any special meeting, whether in person or through communications equipment, without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the director of notice of the meeting and except that notice of a special meeting may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the corporation. Unless otherwise indicated in the notice of a special meeting, any business may be transacted at that special meeting.

Section 7. Quorum; Adjournment. A quorum of the Board of Directors at an organization, regular, or special meeting shall consist of at least two-thirds of the directors then in office. A majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the place, if any, and time to which the meeting is adjourned and the means, if any, by which directors can be present and participate in the meeting through the use of communications equipment, are fixed and announced at the meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of at least two-thirds of the directors then in office, except as in these Regulations otherwise expressly provided.

Section 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings shall be filed with or entered upon the records of the corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains an affirmative vote or approval by the director is a signed writing for the purposes of this Section 8. The date on which the telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

Section 9. Committees. The Board of Directors may at any time appoint from its members an Executive, Finance, or other committee or committees, consisting of such number of members as the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member or members at any meeting of the committee. Each member and each alternate shall hold office during the pleasure of the Board of Directors. Any committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors as may, from time to time, be delegated by the Board of Directors, except the authority to fill vacancies in the Board of Directors or in any committee of the Board of Directors. Subject to these exceptions, any person dealing with the corporation shall be entitled to rely upon any act or authorization of an act by any committee to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the Board of Directors, any committee may prescribe its own rules for calling and holding meetings, including meetings by telephone or other communications equipment, and for its own method of procedure, and may act at a meeting, including a meeting by telephone or other communications equipment, by two-thirds of its members or without a meeting by a writing or writings signed by all of its members.

ARTICLE III

OFFICERS

Section 1. Election and Designation of Officers. The Board of Directors shall elect a President, a Secretary, and a Treasurer and, in its discretion, may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board and the President shall be directors, but no one of the other officers need be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers.

Section 2. Term of Office; Vacancies. Each officer of the corporation shall hold office until the next organization meeting of the Board of Directors and until the officer’s successor is elected or until the officer’s earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a two-thirds vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, shall, unless that duty has been delegated by the Board of Directors to the President or another officer, preside at all meetings of the shareholders, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

Section 4. President. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, except for meetings at which the Chairman of the Board, if any, presides in accordance with the provisions of the preceding Section. Subject to directions of the Board of Directors and to the delegation by the Board of Directors to the Chairman of the Board of specific or general executive supervision, the President shall have general executive supervision over the property, business, and affairs of the corporation. The President may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the corporation and shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

Section 5. Vice Presidents. The Vice Presidents shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

Section 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors. The Secretary shall keep such books as may be required by the Board of Directors, shall give notices of meetings of the shareholders and of meetings of the Board of Directors required by law or by these Regulations or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

Section 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, securities of other corporations, and similar property belonging to the corporation and shall do with this property as may be ordered by the Board of Directors. The Treasurer shall keep accurate financial accounts and hold them open for the inspection and examination of the directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

Section 8. Other Officers. The Assistant Secretaries and Assistant Treasurers, if any and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

Section 9. Delegation of Authority and Duties. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

ARTICLE IV

COMPENSATION OF AND TRANSACTIONS WITH DIRECTORS, OFFICERS, AND EMPLOYEES

Section 1. Directors and Members of Committees. Members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors or at each meeting of the committee or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or any committee. No member of the Board of Directors and no member of any committee of the Board of Directors shall be disqualified from being counted in the determination of the presence of a quorum or from acting at any meeting of the Board of Directors or of a committee of the Board of Directors by reason of the fact that matters affecting the member’s own compensation as a director, member of a committee of the Board of Directors, officer, or employee are to be determined.

Section 2. Officers and Employees. The compensation of officers and employees of the corporation, or the method of fixing their compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Compensation may include pension, disability, and death benefits, and may be by way of fixed salary, on the basis of earnings of the corporation, any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

Section 3. Transactions with Directors, Officers, and Employees. No contract, action, or transaction shall be void, or be voidable by the corporation, for the reason that it is between or affects the corporation and one or more of the directors, officers, or employees of the corporation or is between or affects the corporation and another corporation, partnership, joint venture, trust, or other enterprise in which one or more of the directors, officers, or employees of the corporation are directors, trustees, or officers or have a financial or personal interest or for the reason that one or more interested directors, officers, or employees of the corporation participate in or vote at the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract, action, or transaction if, in any such case, the contract, action, or transaction is approved, ratified, or authorized in the manner prescribed in the Articles of Incorporation, these Regulations, or by law or if, in any such case, the contract, action, or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee of the Board of Directors, or the shareholders.

ARTICLE V

STANDARD OF CARE AND INDEMNIFICATION

Section 1. Standard of Care of Directors. A director of the corporation shall perform the director’s duties as a director, including the director’s duties as a member of any committee of the directors upon which the director may serve, in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing a director’s duties a director is entitled to rely on information, opinions, reports, and statements that are prepared or presented by such person or persons and under such circumstances that the director’s reliance on the information, opinions, reports, or statements is at the time found warranted under the provision of the Ohio General Corporation Law. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, a director shall not be found to have violated the director’s duties as specified under the preceding sentences of this Section unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the director has not acted in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director, including actions involving or effecting a change or potential change in control of the corporation, a termination or potential termination of the director’s service to the corporation, and the director’s service in any other position or relationship with the corporation.

Section 2. Limitation of Liability in Damages. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, a person who is a director or officer of the corporation shall be liable in damages for any action the person takes or fails to take as a director or as an officer, as the case may be, only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the person’s act or failure to act involved an act or omission either undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation.

Section 3. Third Party Action Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe the person’s conduct was unlawful; the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, constitute proof.

Section 4. Derivative Action Indemnification. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation, except that the corporation shall indemnify the person to the extent the court in which the action or suit was brought determines upon application that, despite the proof but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 5. Determinations of Indemnification Rights. Any indemnification under Section 3 or Section 4 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination shall be made (a) by a majority vote of those directors who, in number constitute a quorum of the directors and who also were not and are not parties to or threatened with any such action, suit, or proceeding or (b), if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the corporation) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors without regard to voting power that may thereafter exist upon a default, failure, or other contingency or (d) by the court in which the action, suit, or proceeding was brought.

Section 6. Advances of Expenses. Unless the action or suit is one in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, expenses (including attorney’s fees) incurred by a director, officer, employee, or agent of the corporation in defending any action, suit, or proceeding referred to in Section 3 or Section 4 of this Article V shall be paid by the corporation, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent in which the person agrees both (a) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (b) to cooperate with the corporation concerning the action, suit, or proceeding.

Section 7. Purchase of Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit, and self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against liability under the provisions of this Article or of the Ohio General Corporation Law. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 8. Mergers. Unless otherwise provided in the agreement of merger pursuant to which there is a merger into this corporation of a constituent corporation that, if its separate existence had continued, would have been required to indemnify directors, officers, employees, or agents in specified situations, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, shall be entitled to indemnification by this corporation (as the surviving corporation) to the same extent the person would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

Section 9. Heirs; Non-Exclusivity. The limitation of liability in damages and the indemnification provided by this Article V shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person and shall not be deemed exclusive of, and shall be in addition to, any other rights granted to a person seeking indemnification as a matter of law or under the Articles of Incorporation, these Regulations, any agreement, a vote of shareholders or disinterested directors, any insurance purchased by the corporation, any action by the directors to take into account amendments to the Ohio General Corporation Law that expand the authority of the corporation to indemnify a director, officer, employee, or agent of the corporation, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding an office.

ARTICLE VI

RECORD DATES

For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall continue to be the record date for all adjournments of the meeting unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date and shall cause notice thereof and of the date to which the meeting shall have been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall be the date next preceding the day on which notice is given or the date next preceding the day on which the meeting is held, as the case may be.

ARTICLE VII

CERTIFICATES FOR SHARES

Section 1. Form of Certificates and Signatures. Each holder of shares shall be entitled to one or more certificates, signed by the Chairman of the Board, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the corporation, which shall certify the number and class of shares held by the shareholder in the corporation, but no certificate for shares shall be executed or delivered until the shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the corporation may be facsimile, engraved, stamped, or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to a certificate ceases to be that officer before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered.

Section 2. Transfer of Shares. Shares of the corporation shall be transferable upon the books of the corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the corporation or its agents may reasonably require.

Section 3. Lost, Stolen, or Destroyed Certificates. The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed; the Board of Directors may, however, in its discretion, require the owner, or the owner’s legal representatives, to give the corporation a bond containing such terms as the Board of Directors may require to protect the corporation or any person injured by the execution and delivery of a new certificate.

Section 4. Transfer Agent and Registrar. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.

ARTICLE VIII

AUTHORITY TO TRANSFER AND VOTE SECURITIES

The Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer of the corporation, and each such officer are authorized to sign the name of the corporation and to perform all acts necessary to effect a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation owned by the corporation and to issue the necessary powers of attorney; and each such officer is authorized, on behalf of the corporation, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

ARTICLE IX

CORPORATE SEAL

The Ohio General Corporation Law provides in effect that the absence of a corporate seal from any instrument executed on behalf of the corporation does not affect the validity of the instrument; if in spite of that provision a seal is imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the name of the corporation and the words “corporate seal”.

ARTICLE X

AMENDMENTS

These Regulations may be amended, or new Regulations may be adopted, by the shareholders at a meeting held for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on that proposal. Notwithstanding anything to the contrary contained in these Regulations or in this Article X, to amend or add to or repeal Article I—Section 2 and Section 8, Article II—Sections 2 and 3, and this Article X shall require the affirmative vote at a meeting of holders of shares entitled to exercise 75% of the voting power on such proposal, unless such action is recommended by two-thirds of the members of the Board of Directors.

APPENDIX B

STERIS CORPORATION

AUDIT AND FINANCIAL POLICY COMMITTEE CHARTER

ORGANIZATION

This charter governs the operation of the Audit and Financial Policy Committee (the “Committee”). The Committee shall review and reassess the adequacy of this charter at least annually as part of an annual performance evaluation. Proposed changes to this charter must be approved by the Board of Directors.

The Committee shall be appointed by the Board of Directors and shall be comprised of at least three Directors, each of whom meets the independence requirements of the SEC and the New York Stock Exchange. All Committee members shall be financially literate, and at least one member shall be a “financial expert” as defined under the Sarbanes-Oxley Act of 2002 and any applicable rules promulgated thereunder by the Securities and Exchange Commission (SEC). Committee members shall not serve on more than three public company audit committees simultaneously, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company shall disclose any such determination in the Company’s annual proxy statement.

STATEMENT OF POLICY

The Committee shall assist the Board in providing oversight relating to the integrity of the Company’s financial statements and financial reporting process, its systems of internal accounting and financial controls, the internal audit process and the annual independent audit of the Company’s annual financial statements, the Company’s compliance with legal and regulatory requirements, and the independent auditors’ qualifications and independence. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

The Committee has the responsibilities and powers set forth in this Charter. It is not the duty of the Audit Committee to plan or conduct audits or to prepare the Company’s financial statements. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, shall review with the independent auditors and management their judgment of the quality and the acceptability of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

In fulfilling its responsibility, the Committee will maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company, and will meet with each separately as appropriate or required.

RESPONSIBILITIES AND PROCESS

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities:

Independent Auditors

The Committee shall be directly responsible to select, evaluate, set compensation for, and, where appropriate, replace the independent auditors. The Committee shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors report directly to the Committee. The Committee shall receive an annual report and such other reports as the Committee deems appropriate from the independent auditors regarding the auditors’ independence, and their internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company to assess the auditor’s independence.

After reviewing the foregoing report and the independent auditors’ work throughout the year, the Committee shall evaluate the auditor’s qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead partner of the independent auditor and take into account the opinions of management and the Company’s personnel responsible for the internal audit function.

The Committee shall take such actions as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services prescribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

If necessary, the Committee shall recommend to the Board appropriate action to be taken with respect to the independence of the auditors.

Internal Audit

The Internal Audit function is designed to provide a check that a system of internal controls is maintained throughout the Company which supports the protection of the assets of the Company and provides the proper authorization and recording of transactions such that the financial information is reliable and materially accurate; and financial statements fairly present, in all material respects, the financial condition and results of operations of the Company in accordance with U.S. Generally Accepted Accounting Principles. The Committee shall discuss with the internal auditors the overall scope and plans of their audits.

Internal Control

The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs, including the Company’s Code of Business Conduct.

Annual Financial Statement Audit and Quarterly Reviews

The Committee shall discuss with the independent auditors the overall scope and plans of their audit. The Committee shall regularly review with the independent auditor any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or access to requested information, and management’s response. The Committee shall review any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

The Committee shall receive and review a report from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within Generally Accepted Accounting Principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

The Committee shall review and discuss with the independent auditors (i) the report of their annual audit, or proposed report of their annual audit, (ii) any accompanying management letter, (iii) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100, and (iv) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake.

Financial Reporting

The Committee shall review with management and the independent auditors the audited financial statements and related disclosures including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K. The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) discussions with management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments; (iii) consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements; (iv) consideration of management’s judgment about the quality and acceptability of accounting principles, and (v) the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under professional standards. Based on these reviews, the Committee shall annually report to the Board whether the Committee recommends inclusion of the financial statements in the Company’s Annual Report on Form 10-K.

In addition, the Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s quarterly report on Form 10-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under Generally Accepted Auditing Standards. The Committee shall also discuss the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the disclosures regarding internal controls and other matters required by Sections 302 of the Sarbanes-Oxley Act of 2002 and any applicable SEC rules thereunder. The Committee Chair, or his designee, may represent the entire Committee for the purpose of this review.

The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, which review may occur after issuance of such releases or guidance, and may be done generally as a review of the types and form of information to be disclosed. In addition, the Committee shall review and discuss the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, prior to their filing with the SEC.

Financial Policy

The Committee has the authority to establish and approve the Company’s investment and financial policy, including permissible investments, currency requirements, maturity restrictions, duration, and other requirements with respect to safety, liquidity, objective, yield, and other factors, and changes and revisions thereto.

The Committee also has the authority to establish and approve the Company’s banking policies or relationships, credit activities, debt instruments, private or public placement of debt and other policies and actions with respect to Company debt and any changes or amendments thereto.

The Committee shall also review with management, and approve as appropriate, other significant matters pertaining to the financial operations and performance of the Company. This may include major pending litigation, financial structure and credit ratings, tax issues, and any other matter delegated to the Committee by the Board of Directors. The Committee shall report to the Board, actions taken or approved hereunder with respect to financial policy matters. The Committee may also authorize officers of the Company to take action consistent with or to support such approved financial policy or guidelines.

Other Matters

The Committee shall review the Company’s Code of Business Conduct and programs to monitor compliance with such programs.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

MEETINGS AND RESOURCES OF THE COMMITTEE

The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary. The Chair of the Committee shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing the agenda, and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.

The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (ii) compensation to independent counsel or any other advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX C

STERIS CORPORATION

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE CHARTER

ORGANIZATION AND STATEMENT OF POLICY

This Charter governs the operation of the Company’s Compensation and Corporate Governance Committee which establishes and administers the Company’s policies, programs and procedures with respect to:

(a) reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation;

(b) making recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans;

(c) producing a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of shareholders in accordance with applicable rules and regulations;

(d) identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

(e) selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders;

(f) developing and recommending to the Board corporate governance principles applicable to the Company; and

(g) overseeing the process for evaluation of the Board and senior management.

COMPOSITION

Size. The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, one of whom shall be appointed by the Board as the Chairman of the Committee. Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

Qualifications. Each Committee member will be “independent” under the rules of the New York Stock Exchange. In addition, no person shall serve as a member of the Committee who does not both qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and satisfy the “non-employee” director standard contained in Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

RESPONSIBILITIES AND PROCESS

The following shall be the principle recurring process of the Committee in carrying out its responsibilities:

Compensation:

•	The Committee will review and approve a compensation philosophy for senior management and Board members of the Company.

•	The Committee will review and approve, at least annually, corporate goals and objectives relevant to the compensation of the President and CEO. The Committee will also review compensation actions, corporate goals, and performance objectives affecting members of the Company’s senior management, based on recommendations of the Chief Executive Officer.

•	In determining the long-term incentive component of CEO compensation, the Committee will consider, among other things, the Company’s performance and relative shareholder return, the value of similar incentive awards to the CEOs at comparable companies and the awards given to the Company’s CEO in past years;

•	The Committee will make recommendations to the Board with respect to the approval, adoption and amendment of all cash- and equity-based incentive compensation plans in which any executive officer of the Company participates, including, without limitation, the Company’s Management Incentive Compensation Plan (MICP) and Senior Management Incentive Compensation Plan (SMICP), and other similar plans or programs.

•	The Committee will make recommendations to the Board with respect to approval, adoption and amendment of all other equity-based plans and will oversee the Company’s equity-based incentive compensation plans and other plans adopted by the Board that contemplate oversight by the Committee, including, without limitation, approving the grant of all stock options or other incentive compensation pursuant to the Company’s plans for employees, senior management and members of the Board.

•	The Committee will, in consultation with appropriate officers of the Company, oversee regulatory compliance with respect to compensation matters, including, without limitation, overseeing any compensation programs intended to preserve tax deductibility, and, as may be required, establishing performance goals and determining whether performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

•	In accordance with the Company’s Board Governance Guidelines, the Committee will periodically review director compensation in relation to other comparable companies and in the light of such other factors as the Committee may deem appropriate. The Committee shall discuss this review with the Board.

•	At least annually, the Committee shall report to the Board on succession planning, which shall include appropriate contingencies in case the CEO or any other member of senior management retires, resigns or is incapacitated. The Committee shall assist the Board in evaluating potential successors to the CEO.

Composition, structure and operation of the Board and Governance of the Company:

•	The Committee will develop, recommend to the Board, and periodically evaluate, guidelines and criteria for selecting nominees to the Board, which may include, without limitation, such factors as the individuals’ judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, assessment of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

•	The Committee will review the qualifications of and recommend individuals to be nominated by the Board for election to the Board at each annual meeting of shareholders and at such other times as may be appropriate to fill a vacancy on the Board (whether created by an increase in the size of the Board or otherwise) in accordance with the Company’s regulations or otherwise, and review and evaluate any shareholder proposals relating to the nomination by shareholders of any candidates to the Board or the right of any shareholder to do so.

•	The Committee will make such recommendations to the Board concerning the organization and operation of the Board as the Committee may deem appropriate, including, without limitation, recommendations with respect to such matters as the size and composition of the Board, the tenure of directors and the number of regularly scheduled meetings held each year by the Board.

•	The Committee will develop, recommend to the Board, and periodically evaluate corporate governance guidelines applicable to the Company and will oversee the evaluation of the Board and management in accordance with the Company’s corporate governance guidelines. At least annually, the Committee will review those guidelines and recommend changes, as appropriate.

•	In response to matters submitted by shareholders for consideration at special or annual meetings of shareholders, the Committee shall designate one or more members of management of the Company to review properly submitted proposals and to obtain all necessary information to allow management designees to present the shareholder proposal to the Committee for further consideration. Upon submission of the shareholder proposal to the Committee, the Committee will evaluate and make recommendations, as appropriate, to the Board of Directors, with respect to such proposals. This evaluation by the Committee may include, without limitation, consideration of (a) the appropriateness of the proposal, (b) applicable requirements of the Articles of Incorporation and Regulations, as amended from time to time, (c) legal requirements, including requirements under applicable state corporate law, (d) whether the shareholder proposal has been submitted to shareholders for a vote, and if so, the vote received for and against such proposal, (e) the best interest of all shareholders of the Company, (f) the impact that implementation of such proposal would have on the overall operations of the Company, (g) whether the proposal would result in appropriately accomplishing the goals and objectives described in such proposal, and (h) any other considerations that the Committee may deem appropriate. The process of evaluation may include communication directly with the shareholder proponent by the Committee or the management designees, as the Committee may deem appropriate.

•	The Committee will consider possible conflicts of interest of Board members and management and make recommendations to prevent, minimize or eliminate such conflicts of interest. Consistent with New York Stock Exchange listing requirements, the Director Code of Ethics, and the Company’s Code of Conduct, the Board will cause the Company to promptly disclose any waiver of the Company’s conflict of interest policy for a director or executive officer.

DELEGATION OF DUTIES AND RESPONSIBILITIES

•	The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

•	The Committee, with the assistance of management and any outside advisors the Committee deems appropriate, shall prepare a report for inclusion in the Company’s proxy statement relating to the Company’s annual meeting of shareholders.

MEETINGS AND REPORTS

The Committee shall meet at least three times each year at such scheduled times as the Chairman of the Committee may determine. Additional meetings may be called by the Chairman or by any two members of the Committee. The Chairman shall, in consultation with the other members of the Committee and appropriate officers of the Company, establish the agenda for each Committee meeting. Each Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Chairman shall supervise the conduct of the meetings and shall have other responsibilities which the Committee may designate from time to time. Action of the Committee may be taken without a meeting with the unanimous written consent of the Committee members. A majority of the Committee members shall constitute a quorum for the transaction of business. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance shall be the act of the Committee, unless a greater number is required by law, the Company’s articles of incorporation or its regulations. The Committee shall prepare and, through its Chairman, report on the Committee’s work to the Board of Directors.

MANAGEMENT SUPPORT AND CONSULTANTS

Management shall provide to the Committee such assistance as the Committee may request to assist the Committee in fulfilling its duties. The Committee shall have appropriate resources and authority to discharge its responsibilities, including, without limitation, appropriate funding in such amount as the Committee deems necessary, to compensate any consultants and any independent advisors retained by the Committee. The Committee shall have the sole authority to retain and terminate any compensation consultant or search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such consultant or search firms. The Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.

ANNUAL REVIEW

At least annually, the Committee shall (a) review this Charter with the Board and recommend any changes to the Board and (b) evaluate its performance against the requirements of this Charter and review this evaluation with the Board. The evaluation shall include the goals and objectives of the Committee for the upcoming year. The Committee shall conduct its review and evaluation in such manner as it deems appropriate.

Consistent with New York Stock Exchange listing requirements, this Charter will be included on the Company’s website and will be made available upon request sent to the Company’s Secretary. The Company’s annual report to shareholders will state that this Charter is available on the Company’s website and will be available upon request.

APPENDIX D

STERIS CORPORATION

COMPLIANCE COMMITTEE CHARTER

ORGANIZATION

This charter governs the operation of the Compliance Committee. The Committee shall review and reassess the adequacy of this charter at least annually and obtain the approval of the Board of Directors for any proposed changes to the charter. The Committee shall be appointed by the Board of Directors and shall be comprised of at least three Directors. All Committee members shall be familiar with matters of corporate compliance.

STATEMENT OF POLICY

The Compliance Committee shall assist the Board of Directors in providing oversight relating to the Company’s compliance with applicable laws and regulations, the development, promulgation, and revision of compliance polices, and the development, implementation, and revision of compliance programs. In discharging its oversight responsibilities with respect to compliance programs, the Committee shall evaluate such programs relative to customary industry standards.

Management is responsible for implementing adequate compliance policies and programs. Further, management is responsible for planning and conducting audits of the Company’s state of compliance with applicable laws and regulations.

RESPONSIBILITIES AND PROCESS

The following shall be the principle recurring process of the Compliance Committee in carrying out its oversight responsibilities.

State of Compliance

The Committee shall, in consultation with Company management, satisfy itself that the Company has in place adequate mechanisms to ensure effective compliance efforts, including:

1)	clear, unequivocal policy statements communicated to employees; and

2)	employee education and training programs, including dissemination of necessary information on changes in applicable laws and regulations.

Meetings and Reports

The Committee shall meet at least once annually and at such other times as determined by the chairperson of the Committee. A majority of the Committee members shall constitute a quorum for the transaction of business. The Committee will prepare and, through its chairperson, submit periodic reports of the Committee’s work to the Board of Directors. The report will contain recommendations for Board actions when appropriate.

Management Support

To assist the Committee in fulfilling its duties, management shall provide the Committee with information and recommendations as needed and requested. Management shall implement and enforce adequate compliance policies and programs. The substantive areas of the policies and programs will include, without limitation: Environmental, Health and Safety; Regulatory Affairs and Quality Systems; Employment Compliance; Trade Regulation and Antitrust; Securities Law; and Business Ethics. Management shall plan and conduct audits of the Company’s state of compliance with applicable laws and regulations. Management shall appropriately discipline any employee responsible for violating compliance polices.

D-1

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY USING

THE ENCLOSED ENVELOPE.

Ú                  FOLD AND DETACH HERE                  Ú

PROXY

PROXY

STERIS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 28, 2004

This Proxy is solicited by the Board of Directors

At the Annual Meeting of Shareholders of the Company to be held on July 28, 2004, and at any adjournment thereof, Stephen R. Hardis, Jacqueline B. Kosecoff, Raymond A. Lancaster, J.B. Richey, Les C. Vinney, Mark D. McGinley and Laurie Brlas, and each of them, with full power of substitution in each (the “Proxies”), are hereby authorized to represent me and to vote my shares on the following Proposals:

1.	Electing directors of a class to serve for a two-year term of office expiring at the Company’s 2006 Annual Meeting of Shareholders (“Class II Directors”). The nominees of the Board of Directors for Class II Directors are: Kevin M. McMullen, Jerry E. Robertson, John P. Wareham and Loyal W. Wilson.
2.	Adopting the amendments to the existing Amended and Restated Regulations of the Company relating to declassifying the Board of Directors of the Company and to changing the minimum and maximum number of Directors of the Company.
3.	Adopting the amendments to the existing Amended and Restated Regulations of the Company to modernize the same to take advantage of recent changes to Ohio corporation law and to effect the other changes included therein.
4.	Consideration of a shareholder proposal to adopt an engagement process for shareholder proposal proponents.

The Board of Directors recommends votes FOR the election of the nominees listed above as Class II Directors, FOR the amendments to the existing Amended and Restated Regulations and AGAINST the shareholder proposal. Unless both Proposals 2 and 3 are approved, neither one will be deemed approved.

Unless otherwise specified, this Proxy will be voted FOR the election of the nominees listed above as Class II Directors, FOR the amendments to the existing Amended and Restated Regulations and AGAINST the shareholder proposal. SEE REVERSE SIDE.

(change of address)

(If you have written in the above space, please mark the corresponding box on the reverse side.)

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY USING THE

ENCLOSED ENVELOPE.

Ú                FOLD AND DETACH HERE                Ú

STERIS CORPORATION

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.        ☒

1.	Election of Directors Director Nominees:	For All ☐	Withheld All ☐	For All Except: ☐
	Kevin M. McMullen, Jerry E. Robertson, John P. Wareham and Loyal W. Wilson. The Board of Directors recommends a vote FOR all the above nominees.			Nominee Exception(s):
2.	Amendments to existing Amended and Restated Regulations relating to declassification of the Board of Directors and to change the minimum and maximum number of Directors.	For ☐	Against ☐	Abstain ☐
The Board of Directors recommends a vote FOR Proposal 2.
3.	Amendments to existing Amended and Restated Regulations to modernize the same to take advantage of recent changes to Ohio corporation law and to effect the other changes included therein.	For ☐	Against ☐	Abstain ☐
The Board of Directors recommends a vote FOR Proposal 3.
4.	Shareholder proposal requesting an engagement process for shareholder proposal proponents. The Board of Directors recommends a vote AGAINST Proposal 4.	For ☐	Against ☐	Abstain ☐
I Will Attend Meeting ☐ Change of Address ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof and matters incident to the conduct of the meeting.

Date:                                                    , 2004

Signature(s)

Signature(s)

NOTE: Please sign exactly as name appears in the area to the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

PLEASE VOTE, SIGN, DATE, AND RETURN THIS DIRECTION FORM PROMPTLY

USING THE ENCLOSED ENVELOPE.

Ú                FOLD AND DETACH HERE                Ú

DIRECTION FORM

STERIS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 28, 2004

Instructions for Voting Shares Held by Delaware Charter Guarantee & Trust Company d.b.a. Principal Trust Company, Trustee under the STERIS Corporation 401(k) Plan and Trust (the “Plan”)

Pursuant to the Plan, I hereby direct Delaware Charter Guarantee & Trust Company d.b.a. Trustar Retirement Services, as Trustee, to vote in person or by proxy all Common Shares of the Company credited to my stock fund account under the Plan at the Annual Meeting of Shareholders of the Company to be held on July 28, 2004, and at any adjournment thereof, as specified, on all matters coming before said meeting.

1.	Electing directors of a class to serve for a two-year term of office expiring at the Company’s 2006 Annual Meeting of Shareholders (“Class II Directors”). The nominees of the Board of Directors for Class II Directors are: Kevin M. McMullen, Jerry E. Robertson, John P. Wareham, and Loyal W. Wilson.

2.	Adopting the amendments to the existing Amended and Restated Regulations of the Company relating to declassifying the Board of Directors of the Company and to changing the minimum and maximum number of Directors of the Company.

3.	Adopting the amendments to the existing Amended and Restated Regulations of the Company to modernize the same to take advantage of recent changes to Ohio corporation law and to effect the other changes included therein.

4.	Consideration of a shareholder proposal to adopt an engagement process for shareholder proposal proponents.

The Board of Directors recommends votes FOR the election of the nominees listed above as Class II Directors, FOR the amendments to the existing Amended and Restated Regulations and AGAINST the shareholder proposal. Unless both Proposals 2 and 3 are approved, neither one will be deemed approved.

IF THE TRUSTEE DOES NOT RECEIVE YOUR INSTRUCTIONS FOR VOTING, IT WILL VOTE THE SHARES CREDITED TO YOUR STOCK FUND ACCOUNT IN THE SAME PROPORTION AS IT VOTES THOSE SHARES WITH RESPECT TO WHICH IT DOES RECEIVE VOTING INSTRUCTIONS REGARDING THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, THE AMENDMENTS TO THE EXISTING CODE OF REGULATIONS NOTED ABOVE, THE SHAREHOLDER PROPOSAL ON ADOPTING AN ENGAGEMENT PROCESS FOR SHAREHOLDER PROPOSAL PROPONENTS, AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SEE REVERSE SIDE.

DIRECTION FORMS MUST ARRIVE AT THE OFFICES OF NATIONAL CITY BANK, THE TABULATING AGENT, NO LATER THAN 5:00 P.M., EASTERN DAYLIGHT SAVING TIME, ON JULY 21, 2004, FOR TABULATION.

PLEASE VOTE, SIGN, DATE, AND RETURN THIS DIRECTION FORM PROMPTLY USING THE

ENCLOSED ENVELOPE.

Ú                FOLD AND DETACH HERE                Ú

STERIS CORPORATION

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.        ☒

1.	Election of Directors Director Nominees:	For All ☐	Withheld All ☐	For All Except: ☐
	Kevin M. McMullen, Jerry E. Robertson, John P. Wareham and Loyal W. Wilson. The Board of Directors recommends a vote FOR all the above nominees.			Nominee Exception(s):

2.	Amendments to existing Amended and Restated Regulations relating to declassification of the Board of Directors and to change the minimum and maximum number of Directors.	For ☐	Against ☐	Abstain ☐
The Board of Directors recommends a vote FOR Proposal 2.

3.

Amendments to existing Amended and Restated Regulations to modernize the same to take advantage of recent changes to Ohio corporation law and to effect the other changes included therein.

The Board of Directors recommends a vote FOR Proposal 3.

		For ☐	Against ☐	Abstain ☐

4.	Consideration of a shareholder proposal to adopt an engagement process for shareholder proposal proponents. The Board of Directors recommends a vote AGAINST Proposal 4.	For ☐	Against ☐	Abstain ☐

I Will Attend Meeting     ☐

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof and matters incident to the conduct of the meeting.

Date:                                                                    , 2004

Signature(s)

Signature(s)

NOTE: Please sign exactly as name appears in the area to the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.